                                                                    EXHIBIT 10.5

                           RESEARCH, DEVELOPMENT AND
                            COLLABORATION AGREEMENT

                             WARNER-LAMBERT COMPANY

                                      AND

                                  GENVEC, INC.


                                 JULY 21, 1997


[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                               TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

 1.    DEFINITIONS..........................................................  2

       1.1  "Affiliate".....................................................  2
       1.2  "Agency"........................................................  2
       1.3  "Background Technology".........................................  2
       1.4  "Bulk Product"..................................................  2
       1.5  "Collaboration Product".........................................  2
       1.6  "Collaboration Technology"......................................  2
       1.7  "Control".......................................................  2
       1.8  "Co-Promotion Country"..........................................  2
       1.9  "Core U.S. Dossier".............................................  3
      1.10  "Cost of Manufacture"...........................................  3
      1.11  "Data Package"..................................................  3
      1.12  "Derivation"....................................................  3
      1.13  "Development"...................................................  3
      1.14  "Development Candidate".........................................  3
      1.15  "Development Costs".............................................  3
      1.16  "Development Plan"..............................................  4
      1.17  "Drug Development Committee"....................................  4
      1.18  "Effective Date"................................................  4
      1.19  "Executive Committee"...........................................  4
      1.20  "Field".........................................................  4
      1.21  "Finished Product"..............................................  4
      1.22  "GAAP"..........................................................  4
      1.23  "Gene Therapy"..................................................  4
      1.24  "IND"...........................................................  4
      1.25  "Invention(s)"..................................................  4
      1.26  "Know-How"......................................................  4
      1.27  "Net Sales".....................................................  4
      1.28  "Party".........................................................  5
      1.29  "Patent Rights".................................................  5
      1.30  "Phase I", "Phase II", and "Phase III"..........................  5
      1.31  "Pivotal".......................................................  6
      1.32  "Pre-Clinical Activities".......................................  6
      1.33  "Pre-Clinical Development Criteria".............................  6
      1.34  "Product Configuration".........................................  6
      1.35  "Product License Application" or "PLA"..........................  6
      1.36  "Project Team Leader"...........................................  6
      1.37  "Regulatory Approval"...........................................  6
      1.38  "Research Management Committee".................................  6
      1.39  "Research Plan".................................................  6
      1.40  "Research Program"..............................................  6

                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE
                                                                            ----


      1.41  "Scientific FTE"................................................  6
      1.42  "Scios Agreement"...............................................  6
      1.43  "Second Source".................................................  7
      1.44  "Stock Purchase Agreement"......................................  7
      1.45  "Sublicensee"...................................................  7
      1.46  "Term of the Agreement".........................................  7
      1.47  "Term of the Research Program"..................................  7
      1.48  "Territory".....................................................  7
      1.49  "Third Party"...................................................  7
      1.50  "VEGF"..........................................................  7
      1.51  "Valid Claim"...................................................  7

 2.    RESEARCH PROGRAM.....................................................  7

       2.1  Collaborative Research..........................................  7
       2.2  Research Program Expenses.......................................  8
       2.3  Records; Reports................................................ 10
       2.4  Term and Termination of Research Program........................ 11
       2.5  Field Restriction............................................... 12
       2.6  Gene Therapy Products Outside the Field......................... 14

 3.    COMMITTEES........................................................... 14

       3.1  Executive Committee............................................. 14
       3.2  Research Management Committee................................... 15
       3.3  Drug Development Committee...................................... 16
       3.4  Meetings........................................................ 17
       3.5  Dispute Resolution.............................................. 17

 4.    DEVELOPMENT.......................................................... 17

       4.1  Selection of Development Candidates and
              Collaboration Products........................................ 17
       4.2  Collaborative Development....................................... 18
       4.3  Pre-Clinical Activities......................................... 18
       4.4  Development Plan................................................ 18
       4.5  Funding of Pre-Clinical Activities and Development.............. 19
       4.6  Drug Approval Applications...................................... 19
       4.7  Compliance...................................................... 19
       4.8  Suspension or Termination of Collaborative Development.......... 20

                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE
                                                                            ----


 5.    LICENSE GRANTS....................................................... 21

       5.1  Grant by GenVec................................................. 21
       5.2  Grant by Warner................................................. 22
       5.3  Licenses to Affiliates.......................................... 22
       5.4  Sublicenses..................................................... 22
       5.5  Cross-Licenses.................................................. 22
       5.6  Retained Rights................................................. 22
       5.7  Covenant Not to Sue............................................. 23
       5.8  No Unauthorized Use............................................. 23
       5.9  No Implied Licenses............................................. 23

 6.    CONSIDERATION........................................................ 23

       6.1  Technology Access Fee........................................... 23
       6.2  Purchase of GenVec Stock........................................ 23
       6.3  Research Program and Development Funding........................ 23
       6.4  Milestone Payments.............................................. 24
       6.5  Royalties....................................................... 25
       6.6  Third Party Royalties........................................... 26
       6.7  Withholding Taxes............................................... 27
       6.8  Guaranty........................................................ 27

 7.    BOOKS AND RECORDS.................................................... 27

       7.1  Royalty Reports and Payments.................................... 27
       7.2  Payment Method; Late Payments................................... 28
       7.3  Currency Conversion............................................. 28
       7.4  Restrictions on Payments........................................ 28
       7.5  Records; Inspection............................................. 28

 8.    COMMERCIALIZATION IN THE TERRITORY................................... 29

       8.1  Collaboration Product Development............................... 29
       8.2  Due Diligence................................................... 29
       8.3  Commercialization Outside the Territory
              and Co-Promotion Countries.................................... 31

 9.    CO-PROMOTION OPTION.................................................. 31

                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE
                                                                            ----


10.    TRADEMARKS........................................................... 32

      10.1  Warner Trademarks............................................... 32
      10.2  GenVec Trademarks............................................... 32
      10.3  Use of Trademarks............................................... 32

11.    SUPPLY OF COLLABORATION PRODUCTS..................................... 33

      11.1  Manufacture of Bulk Product by GenVec........................... 33
      11.2  Manufacture of Finished Product by Warner....................... 33
      11.3  Warner's Right to Identify and Qualify Second
              Source for Bulk Product....................................... 34
      11.4  Use of Second Source for Bulk Product........................... 34
      11.5  Terms of Manufacture and Supply................................. 34
      11.6  Technology Transfer............................................. 35

12.    REGULATORY AFFAIRS................................................... 35

      12.1  Side Effects.................................................... 35
      12.2  Regulatory and Other Inquiries.................................. 36
      12.3  Product Recall.................................................. 36
      12.4  Access to Regulatory Filings.................................... 36
      12.5  Regulatory Matters.............................................. 36

13.    DEVICE DELIVERY...................................................... 37

      13.1  Device Plan..................................................... 37
      13.2  Device Agreement................................................ 37

14.    INTELLECTUAL PROPERTY................................................ 37

      14.1  Ownership of Technology......................................... 37
      14.2  Solely-Owned Patent Rights...................................... 38
      14.3  Jointly Owned Inventions........................................ 38
      14.4  Enforcement..................................................... 39
      14.5  Allegations of Infringement by Third Parties.................... 40
      14.6  Independent Inventions.......................................... 41

                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE
                                                                            ----

15.    OTHER ACTIVITIES..................................................... 41

      15.1  Product Configurations.......................................... 41
      15.2  No Competing Products........................................... 41
      15.3  Independent R&D................................................. 42

16.    REPRESENTATIONS AND WARRANTIES....................................... 42

      16.1  Legal Authority................................................. 42
      16.2  No Conflicts.................................................... 42
      16.3  Others Bound.................................................... 42
      16.4  Disclaimer...................................................... 42
      16.5  Disclaimer of Warranties........................................ 42

17.    CONFIDENTIALITY...................................................... 43

      17.1  Confidential Information........................................ 43
      17.2  Permitted Disclosures........................................... 43
      17.3  Publicity....................................................... 44
      17.4  Publication..................................................... 44

18.    INDEMNIFICATION...................................................... 45

      18.1  Warner.......................................................... 45
      18.2  GenVec.......................................................... 45
      18.3  Procedure....................................................... 45
      18.4  Insurance....................................................... 46

19.    TERM AND TERMINATION................................................. 46

      19.1  Term............................................................ 46
      19.2  Termination for Cause........................................... 46
      19.3  Effect of Bankruptcy............................................ 46
      19.4  Termination Relating to Competing Products...................... 46
      19.5  Termination of Research Program................................. 47
      19.6  Effect of Termination........................................... 47
      19.7  Survival........................................................ 48

                               TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE
                                                                            ----

20.    DISPUTE RESOLUTION................................................... 48

      20.1  Mediation....................................................... 48
      20.2  Venue........................................................... 48

21.    MISCELLANEOUS........................................................ 49

      21.1   Governing Law.................................................. 49
      21.2   Waiver......................................................... 49
      21.3   Assignment..................................................... 49
      21.4   Notices........................................................ 49
      21.5   Performance Warranty........................................... 50
      21.6   Force Majeure.................................................. 50
      21.7   Independent Contractors........................................ 50
      21.8   Advice of Counsel.............................................. 50
      21.9   Severability................................................... 50
      21.10  Patent Marking................................................. 50
      21.11  Further Assurances............................................. 51
      21.12  Compliance with Laws........................................... 51
      21.13  No Implied Licenses or Warranties.............................. 51
      21.14  Entire Agreement............................................... 51
      21.15  Headings....................................................... 51
      21.16  Counterparts................................................... 51

                                 EXHIBIT 10.5
                                 ------------

               RESEARCH, DEVELOPMENT AND COLLABORATION AGREEMENT



     This RESEARCH, DEVELOPMENT AND COLLABORATION AGREEMENT (the "Agreement"), effective as of July 21, 1997, is made by and between Warner-Lambert Company, a Delaware corporation, with a principal place of business at 201 Tabor Road, Morris Plains, New Jersey 07950 ("Warner"), and GenVec, Inc., a Delaware corporation, with a principal place of business at 12111 Parklawn Drive, Rockville, Maryland 20852 ("GenVec").


                                   BACKGROUND

     A. GenVec has expertise in the field of gene therapy and is developing novel, proprietary materials and methods for use in the Field.

     B. Warner is in the business of and has expertise in developing, manufacturing and commercializing pharmaceuticals.

     C. Warner and GenVec wish to enter into a collaborative effort to share such expertise, to conduct research and development with respect to potential Collaboration Products for use in the Field and, if successful, Warner shall market certain Collaboration Products for use in the Field in the Territory, and the Parties may co-promote certain of such Collaboration Products for use in the Field in the Co-Promotion Countries (the "Collaboration").

     D. Warner and GenVec wish to establish a framework for such Collaboration consisting of (i) the Research Program, (ii) the Pre-Clinical Activities, (iii) the Development and (iv) the commercialization, and possible co-promotion of Collaboration Products, each as defined and described further below.

     E. Of even date herewith, GenVec and Warner have entered into a Stock Purchase Agreement, pursuant to which GenVec may offer to Warner, and in such event Warner shall purchase shares of GenVec preferred and/or common stock.

     F. Warner will enter into a Guaranty pursuant to which Warner will guarantee a line of credit on behalf of GenVec, and in connection therewith GenVec and Warner will enter into a Security Agreement and any other agreements as provided for therein.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, contained herein, GenVec and Warner agree as follows:

1.  DEFINITIONS

     The following capitalized terms shall have the meanings indicated for purposes of this Agreement:

      1.1 "Affiliate" shall mean any corporation, association or other entity
           ---------
which directly or indirectly controls, is controlled by or is under common control with the party in question. As used in this definition of "Affiliate," the term "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting or income interest in such corporation or other business entity.

      1.2 "Agency" shall mean the Food and Drug Administration of the United
           ------
States or any successor entity (the "FDA"), and agencies of other governments of other countries having similar jurisdiction over the development, manufacturing, and marketing of pharmaceuticals.

      1.3 "Background Technology" shall mean all technology that a Party owns or
           ---------------------
Controls on the Effective Date and has the right to contribute to the Collaboration which is necessary for the design, development, testing, use, manufacture or sale of Product Configurations, Development Candidates and Collaboration Products for use in the Field, including all such United States and foreign patents and patent applications (including, without limitation, all reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, and divisions thereof) and other proprietary information, data and know-how existing on the Effective Date.

      1.4 "Bulk Product" shall mean the purified active ingredient of any
           ------------
Collaboration Product, in bulk form.

      1.5 "Collaboration Product" shall mean a Product Configuration in
           ---------------------
Development pursuant to this Agreement through and including commercial sales.

      1.6 "Collaboration Technology" shall mean all Know-How and Patent Rights
           ------------------------
that a Party owns or Controls, which is conceived, reduced to practice or otherwise developed by GenVec (or its agents) or Warner (or its agents) or jointly by GenVec and Warner (or their respective agents) during the Term of the Research Program and in connection with the Collaboration, including, without limitation, improvements on the Background Technology.

      1.7 "Control" shall mean possession of the ability to grant the licenses
           -------
or sublicenses as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

      1.8 "Co-Promotion Country" shall mean each of the United States of America
           --------------------
(including its fifty (50) states, and its territories and possessions, including the District of Columbia, the Commonwealth of Puerto Rico) and Canada.

      1.9 "Core U.S. Dossier" shall have the meaning set forth in Section 4.4.
           -----------------

     1.10 "Cost of Manufacture" shall mean, with respect to any Bulk Product,
           -------------------
the fully allocated cost of manufacturing such Collaboration Product (in accordance with Good Manufacturing Practices), as determined in accordance with GAAP, consistently applied, including (i) all direct and indirect costs related to the manufacture of Collaboration Products, including without limitation, costs for labor, materials (including, without limitation, components of Collaboration Products) quality control, regulatory compliance, administrative expenses, subcontractors, fixed and variable manufacturing overhead costs and business unit or division costs reasonably allocable to the manufacture, packaging and labeling of Collaboration Products, excluding costs for excess manufacturing capacity not reasonably related to projected demand for Collaboration Products, or (ii) with respect to Collaboration Products purchased from a Third Party vendor, reasonable amounts actually paid to the vendor for such Collaboration Products.

     1.11 "Data Package" shall mean all pre-clinical data and data from any
           ------------
Phase I and Phase II clinical trials conducted in connection with the Research Program or Development, data relating to reportable adverse events in respect of Collaboration Products and any data included in any IND filing with regard to a Product Configuration (or Collaboration Product) in the Territory.

     1.12 "Derivation" shall mean a DNA sequence based on the human VEGF gene
           ----------
which (i) is a fragment isolated from the human VEGF gene, which fragment encodes a peptide with biological activity substantially functionally equivalent to the native VEGF protein, or (ii) is constructed or chemically synthesized based on information from the human VEGF gene DNA sequence or the human VEGF protein sequence.

     1.13 "Development" shall mean the development of any Product Configuration
           -----------
from and after the filing of an IND, through and including product registration as described in Article 4.

     1.14 "Development Candidate" shall mean a Product Configuration which meets
           ---------------------
the Pre-Clinical Development Criteria, and which the Executive Committee agrees should undergo further development pursuant to Section 4.1.2.

     1.15 "Development Costs" shall mean all direct and indirect costs and
           -----------------
expenses, reasonably charged in any phase of the activities required to obtain Regulatory Approvals in the Territory with respect to any Collaboration Product, when approved and authorized by the Drug Development Committee as a part of the applicable Development Plan for such Collaboration Product. Development Costs shall include, without limitation, costs of: (i) pre-clinical studies conducted pursuant to a Development Plan, (ii) performance of clinical trials including clinical grants, (iii) clinical supplies (active substance, vialing, packing, labeling, delivery to study sites, etc.), (iv) formulation of the Collaboration Product, including stability and validation, (v) phase IV studies, (vi) costs associated with regulatory, medical, product surveillance and statistical services used to support clinical studies and regulatory filings for the Collaboration Product, and (vii) other research and development costs with respect to the Collaboration Product.

     1.16 "Development Plan" shall have the meaning set forth in Section 4.4.
           ----------------

     1.17 "Drug Development Committee" shall have the meaning set forth in
           --------------------------
Section 3.3.

     1.18 "Effective Date" shall mean the date of this Agreement first written
           --------------
above.

     1.19 "Executive Committee" shall have the meaning set forth in Section 3.1.
           -------------------

     1.20 "Field" shall mean the research, drug discovery and development
           -----
collaboration aimed at therapeutic agents useful for Gene Therapy-based induction of angiogenesis and for the first two years of the Research Program shall include all clinical indications; provided, thereafter the Field shall be limited to the treatment of coronary artery disease ("CAD") and/or peripheral vascular disease ("PVD") and/or those other specific clinical indications selected by Warner pursuant to Section 2.5 below.

     1.21 "Finished Product" shall mean the finished pharmaceutical form, in any
           ----------------
formulation, of a Collaboration Product packaged for sale to a Third Party.

     1.22 "GAAP" shall mean generally accepted accounting principles applied in
           ----
the United States.

     1.23 "Gene Therapy" shall mean the introduction of a gene into a person for
           ------------
therapeutic purposes by (i) in vivo introduction for incorporation into cells of
                            -- ----
such person, or (ii) by ex vivo introduction into cells for transfer into a
                        -- ----
person.

     1.24 "IND" shall mean an Investigational New Drug application, as defined
           ---
in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign application, registration or certification.

     1.25 "Invention(s)" shall have the meaning set forth in Section 14.2.1.
           ------------

     1.26 "Know-How" shall mean all ideas, inventions, data, instructions,
           --------
processes, formulas, expert opinions and information, including, without limitation, biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information, in each case, which are developed as a result of the Collaboration and are necessary or useful for the development, testing, use, manufacture or sale of Collaboration Products. Know-How does not include any inventions included in the Patent Rights.

     1.27 "Net Sales" shall mean the gross amount invoiced by Warner or its
           ---------
Affiliates or Sublicensees, for sales to Third Parties (other than Sublicensees) in arm's length transactions of Collaboration Products and any and all services provided in connection with sales of Collaboration Products, less: (i) ordinary and customary trade discounts actually allowed; (ii) credits, rebates and returns (including, but not limited to, wholesaler and retailer returns); (iii) freight, postage and duties paid for and separately identified on the invoice or other documentation maintained in the ordinary course of business; (iv) excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities actually paid and separately identified on the invoice or other documentation maintained in the ordinary course of business; and (v) allowances for uncollectible amounts. A "sale" shall include any transfer or other disposition for consideration, and Net Sales shall include the fair market value of all other consideration received by Warner or its Affiliates or permitted Sublicensees in respect of any grant of rights to make, use, sell or otherwise distribute Collaboration Products, whether such consideration is in cash, payment in kind, exchange or another form.

In the case of discounts on "bundles" of products or services which include Collaboration Products, Warner may with notice to GenVec calculate Net Sales by discounting the bona fide list price of a Collaboration Product by the average percentage discount of all products of Warner and/or its Affiliates or Sublicensees in a particular "bundle", calculated as follows:

                    Average percentage

discount on a = A x 100
particular "bundle" B

where A equals the total discounted price of a particular "bundle" of products, and B equals the sum of the undiscounted bona fide list prices of each unit of every product in such "bundle".

Warner shall provide GenVec documentation, reasonably acceptable to GenVec, establishing such average discount with respect to each "bundle". If Warner cannot so establish the average discount of a "bundle", Net Sales shall be based on the undiscounted list price of the Collaboration Product in the "bundle. If a Collaboration Product in a "bundle" is not sold separately and no bona fide list price exists for such Collaboration Product, the Parties shall negotiate in good faith an imputed list price for such Collaboration Product, and Net Sales with respect thereto shall be based on such imputed list price.

     1.28 "Party" shall mean Warner or GenVec, and the "Parties" shall mean
           -----                                        -------
Warner and GenVec.

     1.29 "Patent Rights" shall mean all United States and foreign patents
           -------------
(including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, revalidations and patents of addition) and patent applications (including, without limitation, all continuations, continuations-in-part and divisions thereof) in each case, claiming an invention which is necessary or useful for the design, development, testing, use, manufacture or sale of Collaboration Products.

     1.30 "Phase I", "Phase II", and "Phase III" shall mean Phase I (or Phase
           -------    --------        ---------
I/II), Phase II, and Phase III (or Pivotal) clinical trials, respectively, in each case as prescribed by the applicable Agency's regulations.

     1.31 "Pivotal" shall mean a clinical trial that is designed to provide data
           -------
establishing the safety and efficacy of a Collaboration Product in support of obtaining Regulatory Approval from an Agency.

     1.32 "Pre-Clinical Activities" shall mean all activities (including, but
           -----------------------
not limited to, development/scale-up, assay development, toxicology, pharmacokinetics, metabolism and safety pharmacology), undertaken to develop a Product Configuration (or a corresponding Development Candidate) which are determined by the Research Management Committee to be necessary or desirable to file an IND on such Product Configuration (or a corresponding Development Candidate), including the preparation and filing of an IND.

     1.33 "Pre-Clinical Development Criteria" shall have the meaning set forth
           ---------------------------------
in Section 4.1.1.

     1.34 "Product Configuration" shall mean a potential Gene Therapy product
           ---------------------
for use in the Field developed in connection with the Collaboration containing a DNA sequence from the VEGF gene * or a DNA sequence Derivation therefrom, which may include a combination of one or more other genes (or fragments thereof) and other elements (e.g., a gene delivery vehicle and/or a gene expression cassette).

     1.35 "Product License Application" or "PLA" shall mean a Product License
           ---------------------------      ---
Application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, and any corresponding foreign application, registration or certification.

     1.36 "Project Team Leader" shall have the meaning set forth in Section
           -------------------
3.3.4.

     1.37 "Regulatory Approval" shall mean all approvals (including pricing and
           -------------------
reimbursement approvals), licenses, registrations and authorizations of all Agencies necessary for the manufacture, distribution, use or sale of a Collaboration Product in the applicable country.

     1.38 "Research Management Committee" shall have the meaning set forth in
           -----------------------------
Section 3.2.

     1.39 "Research Plan" shall have the meaning set forth in Section 2.1.1.
           -------------

     1.40 "Research Program" shall mean that program of research performed by
           ----------------
the Parties pursuant to Section 2.1.

     1.41 "Scientific FTE" shall mean a full time scientist (or in the case of
           --------------
less than a full-time dedicated scientist, a full-time, equivalent scientist year), dedicated to research under the Research Program or in connection with the Development consisting of no less than 1800 person-hours per year.

     1.42 "Scios Agreement" shall mean that certain License Agreement entered by
           ---------------
GenVec and Scios, Inc. effective May 31, 1996.

     1.43 "Second Source" shall have the meaning set forth in Section 11.3.
           -------------

     1.44 "Stock Purchase Agreement" shall mean that certain Stock Purchase
           ------------------------
Agreement entered by Warner and GenVec of even date herewith.

     1.45 "Sublicensee" shall mean a Third Party to whom Warner has granted a
           -----------
license or sublicense under the Background Technology or Collaboration Technology to make, have made, import, use, sell, offer for sale, or otherwise exploit a Collaboration Product in the Territory. As used in this Agreement, "Sublicensee" shall also include a Third Party to whom Warner has granted the right to distribute the Collaboration Product in the Territory, provided that such Third Party has the responsibility for marketing and/or promotion of the Collaboration Product within the territory for which such distribution rights are granted.

     1.46 "Term of the Agreement" shall mean the period from the Effective Date
           ---------------------
until, with respect to each Collaboration Product, the expiration of the last royalty obligation owed by Warner to GenVec with respect to such Collaboration Product, or until this Agreement is otherwise terminated earlier pursuant to its terms.

     1.47 "Term of the Research Program" shall have the meaning set forth in
           ----------------------------
Section 2.4.1.

     1.48 "Territory" shall mean the entire world, excluding the countries
           ---------
listed on Exhibit A hereto, provided, if GenVec exercises its option to co-promote a specific Collaboration Product for a particular indication in a Co-Promotion Country, such country shall cease to be included in the Territory with respect to such Collaboration Product for such indication for all purposes of this Agreement.

     1.49 "Third Party" shall mean any party other than Warner or GenVec or an
           -----------
Affiliate of either of them.

     1.50 "VEGF" shall mean vascular endothelial growth factor.
           ----

     1.51 "Valid Claim" means a claim of an issued and unexpired patent included
           -----------
within the Patent Rights which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise.


2.  RESEARCH PROGRAM

      2.1 Collaborative Research.  Subject to the terms and conditions set forth
          ----------------------
herein, Warner and GenVec will diligently conduct mutually agreed collaborative research in the Field pursuant to a Research Plan with the primary objective of developing Collaboration Products (the "Research Program"). The Research Program shall have the goals of (i) developing at least one Collaboration

Product for the treatment of each of CAD and PVD, and (ii) identifying other clinical indications in the Field for which Product Configurations may be useful as therapeutic agents. Warner and GenVec shall each use reasonable efforts to conduct the Research Program in a professional manner in accordance with the applicable Research Plan within the time schedules contemplated therein. The activities conducted in connection with the Research Program will be overseen and administered by the Research Management Committee pursuant to Section 2.1.1 below.

         2.11  Research Plan.  At least annually, the Research Management
               -------------
Committee will prepare and agree upon a written plan (the "Research Plan") that will (i) include a general overview and timetable for each Party's research activities and appropriate resources and budgets for such research during the next year, (ii) set specific objectives for such year, which objectives will be updated or amended, as appropriate, by the Research Management Committee as research progresses, and (iii) prepare a preliminary and non-binding plan for research activities to be conducted by the Parties in the subsequent year. A preliminary Research Plan has been agreed by the Parties as of the Effective Date and a formal Research Plan will be agreed by the Research Management Committee within sixty (60) days of the Effective Date. The Research Management Committee shall review the Research Plan on an ongoing basis but in no event less than quarterly and may make changes to the Research Plan then in effect.

         2.12  Resources.  Each Party agrees to commit the personnel,
               ---------
facilities, expertise and other resources necessary to perform its obligations under the Research Plan; provided, however, that neither Party warrants that the Research Program shall achieve any of the research objectives contemplated by them.

      2.2  Research Program Expenses.
           -------------------------

           2.2.1  Warner Funding.  Subject to Section 2.2.3, Warner shall be
                  --------------
responsible for paying all costs (direct or indirect) incurred in connection with the Research Program pursuant to the applicable Research Plan; provided, any expenses incurred by GenVec in connection with the Research Program which would result in total costs incurred by GenVec in connection with the Research Program in excess of the payments to be made by Warner set forth in Section 6.3 must be approved in writing in advance by the Research Management Committee in order to be eligible for reimbursement under this Section 2.2.1. If (i) GenVec elects to incur expenses in connection with the Research Program for activities and in amounts which are approved by the Research Management Committee, but which will require expenditures in excess of the funding being provided by Warner under Section 6.3, and (ii) the amounts paid to GenVec by Warner pursuant to Section 6.3 for a particular calendar year for the conduct of activities approved by the Executive Committee are not fully expended in such calendar year for which such amounts are paid, then GenVec may apply any such unexpended amounts to expenses incurred by GenVec for activities referred to in (i) above. In the event the amounts budgeted for any single quarterly period are not expended on or incurred for the Research Program during that quarter, the remainder shall be carried forward to be expended on activities to be conducted by GenVec in connection with the Research Program during the subsequent periods (although there will be no obligation to carry any remainder forward into a new calendar year), and if the Research Program has terminated, any remainder shall be applied toward Development activities to be conducted by GenVec. If no such Development activities are to be conducted by GenVec, the remainder shall be returned to Warner within forty-five (45) days after the end of the Research Program.

           2.2.2  Third Party Technology.  In the event that it is necessary to
                  ----------------------
acquire a license from a Third Party with regard to intellectual property or technology necessary or useful for the conduct of the Research Program (other than the Scios Agreement), Warner shall be responsible for paying to such Third Party all amounts due with regard to such a license, and for the expenses of negotiating and preparing any such license. It is understood and agreed that Warner shall have the principal responsibility for negotiating such agreements, unless otherwise agreed by the Parties. The Party with principal responsibility for negotiating such agreements shall keep the other Party fully informed with respect to such negotiations, and such other Party shall have the right to review and comment on such agreements prior to execution, provided such review shall be conducted at such other Party's expense. It is understood and agreed that nothing in this Section 2.2.2 shall prohibit either Party from acquiring licenses from Third Parties with regard to intellectual property or technology for use by such Party outside the Research Program and that the Party acquiring such rights shall be responsible for negotiating and preparing such agreements and for paying all costs associated therewith, and that such Party shall have no obligation to keep the other Party informed of or provide the other Party an opportunity to review such agreements.

           2.2.3 Asian Company.
                 -------------

                 (a) In the event that GenVec enters into an agreement with a company for the research, development and/or commercialization of one or more Product Configurations in Japan or other countries outside the Territory and the Co-Promotion Countries, such company (the "Asian Partner") shall have the option to obtain access to and the right to use the Data Package for the purpose of seeking Regulatory Approval for any Product Configurations for any indication to which the Asian Partner has commercialization rights in Japan and/or any other country. In exchange for receiving such access and rights, the Asian Partner must agree to pay to Warner amounts to be agreed by Warner and the Asian Partner, which shall not exceed one-third of all costs incurred in connection with those aspects of the Research Program or the Development in which data contained in the Data Package was generated or obtained. In addition to the payment to Warner described above, the Asian Partner shall be obligated to pay all expenses it incurs in conducting research and development activities with respect to any Product Configuration specifically and solely for obtaining Regulatory Approvals in Japan and/or any other country for which it has commercialization rights.

                 (b) At the request of the Asian Partner, Warner agrees to negotiate in good faith with the Asian Partner for rights by the Asian Partner to have access to and use any data other than that contained in the Data Package which may be useful for obtaining Regulatory Approval in Japan and/or any other country in which the Asian Partner has commercialization rights, in exchange for payments to be agreed by Warner and the Asian Partner.

                 (c) If GenVec enters into an agreement with an Asian Partner, Warner and GenVec shall endeavor to cooperate in the conduct of the Research Program and Development with any Asian Partner which pays for access to the Data Package pursuant to subsection (a) above, and seek in good faith to minimize duplicative costs associated with the conduct of research and development relating to the relevant Product Configuration(s). In addition, GenVec shall request that the Asian Partner consider whether discussions between Warner and the Asian Partner regarding a possible role for Warner in the commercialization of Product Configurations in Japan and other countries in which the Asian Partner has commercialization rights could be beneficial.

                 (d) If GenVec enters into an agreement with an Asian Partner, GenVec shall use reasonable efforts to include in such an agreement terms requiring meetings between GenVec, Warner and such Asian Partner no less frequently than annually so that such parties may discuss matters of common concern relating to the development of Product Configuration(s). If GenVec enters into an agreement with an Asian Partner which includes such terms, Warner agrees to meet with GenVec and such Asian Partner at least annually so that the parties may discuss matters of common concern relating to the development of Product Configurations.

           2.2.4  Research Program Subcontracts.  With the prior approval of the
                  -----------------------------
Executive Committee, GenVec or Warner may enter into or modify existing agreements with Third Parties for the performance of activities in furtherance of the Research Program for which Warner will be responsible for paying in connection with the Research Program. Warner shall be responsible for directly paying to the Third Party all compensation required to be paid pursuant to such Agreement and/or for reimbursing GenVec for all expenses incurred by GenVec in connection with such agreements, including, without limitation, the out-of-pocket costs of negotiating and preparing such agreements. It is understood and agreed that Warner shall have the principal responsibility for negotiating such agreements, unless otherwise agreed by the Parties. The Party with principal responsibility for negotiating such agreements shall keep the other Party fully informed with respect to such negotiations, and such other Party shall have the right to review and comment on such agreements prior to execution, provided such review shall be conducted at such other Party's expense. Notwithstanding the above, it is understood and agreed that the prior approval of the Executive Committee shall not be required pursuant to this Section 2.2.4 with respect to GenVec's support of research at * as it relates to the Research Program, or any modification thereof (provided, it is understood that Warner's payment obligations with respect to the Research Program shall not increase as a result of any such modifications to GenVec's existing agreements with *), and Warner acknowledges that GenVec has notified Warner that GenVec is currently negotiating modifications to its existing research support agreements with *.
It is understood and agreed that GenVec shall be responsible for negotiating and preparing such agreements and for paying all out-of-pocket costs incurred in connection with such activities.

      2.3  Records; Reports.
           ----------------

           2.3.1  Records.  The Parties shall maintain records that will
                  -------
properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required under any applicable governmental regulations and as directed by the Research

Management Committee), including laboratory records sufficient to establish the dates of first conception and reduction to practice of any Inventions. Upon request, the Parties shall provide each other access to such records relating to any Product Configuration, Development Candidate and/or Collaboration Product during ordinary business hours during the period the requesting Party retains rights thereto pursuant to this Agreement.

           2.3.2  Reports.  The Research Management Committee shall periodically
                  -------
and not less often than semiannually during the Term of the Research Program, request and the Parties shall have the obligation to prepare and provide to the Research Management Committee, written reports summarizing the progress of the research performed by or sponsored by the Parties pursuant to the Research Plan during the preceding half-year. In addition, the Parties will exchange at least quarterly verbal or written reports presenting a meaningful summary of their activities performed in connection with the Research Program. All Collaboration Technology made by either Party will be promptly disclosed to the other, with significant discoveries or advances being communicated as soon as practical after such information is obtained or its significance is appreciated.

           2.3.3  Research Program Expenditures.  During the Term of the
                  -----------------------------
Research Program, GenVec shall provide Warner with a quarterly accounting report regarding Research Program expenditures by GenVec in the preceding quarter. GenVec shall keep records of all expenses incurred in connection with the Research Program, and annually during the Research Program within sixty (60) days following the end of each calendar year shall provide Warner with a report describing GenVec's actual average Scientific FTE cost during the preceding year, and the number of Scientific FTEs utilized in the Research Program during the preceding year. During the term of the Research Program and for one year thereafter, Warner shall have the right to audit such records no more than twice per year during ordinary business hours, at mutually agreed times, to verify GenVec's expenditures in connection with the Research Program

      2.4  Term and Termination of Research Program.
           ----------------------------------------

           2.4.1  Term of the Research Program.  The term of the Research
                  ----------------------------
Program shall commence on the Effective Date and, unless terminated earlier pursuant to Section 2.4.2 or Article 19 or extended by mutual agreement of the Parties, shall terminate on the fifth anniversary of the Effective Date; provided, if an IND has been filed in the Territory with respect to a Collaboration Product for treatment of each of CAD and PVD prior to the fifth anniversary of the Effective Date, the Research Program may be terminated earlier with the written agreement of the Parties (the "Term of the Research Program").

           2.4.2  Termination of Research Program.  After the third anniversary
                  -------------------------------
of the Effective Date, the Term of the Research Program may be terminated by Warner upon six (6) months prior written notice, subject to the following conditions:

                  (a) Warner shall be obligated to continue to fund all Research Program activities ongoing at the time of such written notice and make all Research Program payments due to

GenVec until the effective date of such termination; provided, GenVec continues to perform under and such funds are used to forward the Research Program; and

                  (b) Each Party shall retain such ownership interest in the Collaboration Technology as it shall hold on the effective date of such termination; and

                  (c) Subject to the terms and conditions of this Agreement, Warner shall retain its license in the Field to Collaboration Products for which an IND was filed prior to the date of Warner's notice of its intent to terminate, but shall have no rights under this Agreement with regard to any Product Configuration or Development Candidate for which an IND has not been filed prior to the date of Warner's notice of its intent to terminate the Research Program; and

                  (d) Subject to the rights retained by Warner in (c) above, Warner will grant GenVec an exclusive (even as to Warner), worldwide, fully-paid, perpetual license (with the right to sublicense) under Warner's interest in any Collaboration Technology jointly owned by Warner and GenVec necessary or useful to make, have made, import, use, offer for sale and sell Collaboration Products, subject to Article 15, for indications other than those which Warner retains rights hereunder, and products other than Collaboration Products; and

                  (e) Subject to the rights retained by Warner in (c) above, at GenVec's request, Warner will negotiate in good faith the terms of an exclusive, worldwide license to GenVec (with the right to sublicense) under Warner's interest in any Collaboration Technology owned solely by Warner, to make, have made, use, import, offer for sale and sell Product Configurations, subject to Article 15, which terms shall include the payment of a royalty to Warner on net sales (such net sales to be calculated in accordance with Section
1.27 (with appropriate contextual adjustments) and GAAP) of such products up to
* of such net sales, and other customary and reasonable terms to be agreed by the Parties.

                  (f) At GenVec's request, Warner will negotiate in good faith the terms of a nonexclusive, worldwide license to GenVec (with the right to sublicense) under Warner's interest in any Collaboration Technology owned solely by Warner, to make, have made, use, import, offer for sale and sell products other than Product Configurations, subject to Article 15, which terms shall include the payment of a royalty to Warner on net sales (such net sales to be calculated in accordance with Section 1.27 (with appropriate contextual adjustments), and GAAP) of such products up to * of such net sales, and other customary and reasonable terms to be agreed by the Parties.

      2.5  Field Restriction.
           -----------------

           2.5.1  Initial Two Years.  During the first two (2) years of the
                  -----------------
Research Program the Parties shall conduct research pursuant to the Research Plan with the goal of evaluating whether any Product Configuration may be useful for the treatment of any clinical indication(s) selected by the Executive Committee. It is understood and agreed that during the first two (2) years of the Research Program at a minimum the Parties shall seek to develop Collaboration Products for the treatment of coronary artery disease ("CAD") and peripheral vascular disease ("PVD") in humans.

           2.5.2  Selection of Indications.  On or before the second
                  ------------------------
anniversary of the Effective Date, Warner shall notify GenVec of any specific indications (other than CAD and PVD) which Warner wishes to retain in the Field. The first indication so selected by Warner shall automatically be included in the Field and Warner's obligation to provide funding for the Research Program and Development shall be increased as set forth in Section 6.3.2(b). Each additional specific indication so selected by Warner shall automatically be included in the Field and Warner's obligation to provide funding under Section
6.3 shall increase by * per year per indication. Concurrently with its notice to GenVec of any indication that Warner wishes to retain in the Field, Warner shall provide to GenVec a proposed research plan for the conduct of research with respect thereto through the identification of a Development Candidate for each such indication in connection with the Research Program, and the Parties shall negotiate in good faith regarding the specific activities to be conducted in the Research Program with respect thereto. A research plan for such activities and the criteria for the applicable milestone subject to Section 6.4.3 shall be agreed to by the Research Management Committee within ninety (90) days of Warner's notice to GenVec regarding its election of the applicable indication. The Parties agree that the payments to be made by Warner to GenVec with respect to Collaboration Products for each such indication shall include milestone payments and payments for royalties and transfer pricing for such Collaboration Product, in each case, which shall be equal to *, unless otherwise agreed by the Parties.

           2.5.3  Non-Selected Indications.  In the event that Warner fails to
                  ------------------------
notify GenVec that it wishes to retain rights for a particular indication (other than CAD or PVD) as described in Section 2.5.2 above, such indication shall cease to be within the Field as of the second anniversary of the Effective Date, and, subject to Article 15, GenVec shall be free to develop and commercialize Gene Therapy products for such indication(s), itself or with a Third Party, and Warner shall have no further rights thereto.

           2.5.4  Collaboration Technology.  In the event that any specific
                  ------------------------
clinical indication(s) cease(s) to be within the Field as provided in Section
2.5.3 above, then, at GenVec's request, Warner shall grant to GenVec licenses as set forth below for practice outside the Field:

                  (a) Warner will grant GenVec an exclusive (even as to Warner), worldwide, fully-paid, perpetual license (with the right to sublicense) under Warner's interest in any Collaboration Technology jointly owned by Warner and GenVec necessary or useful to make, have made, import, use, offer for sale and sell Collaboration Products, subject to Article 15, for indications other than those which Warner retains rights hereunder, and products other than Collaboration Products; and

                  (b) At GenVec's request, Warner will negotiate in good faith the terms of an exclusive, worldwide license to GenVec (with the right to sublicense) under Warner's interest in any Collaboration Technology owned solely by Warner, to make, have made, use, import, offer for sale and sell Product Configurations, subject to Article 15, which terms shall include the payment of a royalty to Warner on net sales of such products up to [*] of such net sales (such net sales to be calculated in accordance with Section 1.27 (with appropriate contextual adjustments) and GAAP), and other customary and reasonable terms to be agreed by the Parties.

                  (c) At GenVec's request, Warner will negotiate in good faith the terms of * to GenVec (with the right to sublicense) under Warner's interest in any Collaboration Technology owned solely by Warner, to make, have made, use, import, offer for sale and sell products other than Product Configurations, subject to Article 15, which terms shall include the payment of a royalty to Warner on net sales (such net sales to be calculated in accordance with Section
1.27 (with appropriate contextual adjustments) and GAAP) of such products up to
* of such net sales, and other customary and reasonable terms to be agreed by the Parties.

      2.6  Gene Therapy Products Outside the Field.  In the period from the * of
           ---------------------------------------
the Effective Date until the * of the Effective Date, if GenVec wishes to develop, itself or with a Third Party, * containing * before commencing negotiations with any Third Party with respect to such a * for such indication(s), GenVec shall notify Warner and identify the proposed indication(s). Within * days of receipt of such notice, Warner shall notify GenVec if it wishes to negotiate the terms of a further research and development collaboration between the Parties with respect to such indication(s). If Warner provides GenVec notice of its interest during such period, the Parties shall negotiate in good faith the terms of such a further collaboration agreement, including without limitation, the activities to be conducted, the responsibilities of the Parties and budgets therefore. Such further * with respect to Collaboration Products for such indication(s) which shall be equal to those set forth in Sections 6.4, 6.5 and 11.1, respectively, unless otherwise agreed by the Parties. At the request of Warner, GenVec shall provide all relevant data in its possession requested by the Research Management Committee, to the extent GenVec's obligations to Third Parties permit. In the event that the Parties have not entered into such a further agreement on or before * of the date Warner provided notice of its interest to GenVec, or such later date as may be agreed by the Parties, subject to Article 15, GenVec shall be free to develop and commercialize such * for such indication(s), itself or with a Third Party, and *

3.  COMMITTEES

      3.1  Executive Committee.
           -------------------

           3.1.1  Membership.  Promptly after the Effective Date, Warner and
                  ----------
GenVec will each appoint three (3) representatives to a management committee (the "Executive Committee"). A Warner representative will serve as chairperson of the Executive Committee for the initial twelve (12) months. Thereafter, the chair of the Executive Committee will rotate between a GenVec member and a Warner member every twelve (12) months. A Party may change any of its appointments to the Executive Committee at any time with written notice to the other Party.

           3.1.2  Responsibilities.  The Executive Committee will be charged
                  ----------------
with overseeing and managing the entire Collaboration, including the Research Management Committee and the Drug Development Committee. In addition, the role of the Executive Committee will be, subject to the terms of this Agreement, to:
(i) coordinate the Parties' activities hereunder; (ii) resolve problems or settle disagreements that are unresolved by the Research Management Committee and/or the Drug Development Committee, unless otherwise indicated in this Agreement; (iii) approve allocations of tasks and resources required to carry out the goals of the Collaboration; (iv) approve all plans and annual budgets for the various projects and programs within the Collaboration;
(v) designate Product Configurations as Development Candidates, and authorize the filing of INDs with respect thereto; (vi) encourage and facilitate ongoing cooperation between the Parties; (vii) coordinate and monitor the payments and reimbursements to be made by and between the Parties; and (viii) perform such other functions as appropriate to further the purposes of this Agreement, as determined by the Parties.

           3.1.3  Meetings.  The Executive Committee will meet every six (6)
                  --------
months and at such other mutually agreeable times as a Party may request, alternating between the corporate offices of GenVec and Warner, and will otherwise communicate regularly by telephone, facsimile and/or video conference. Each Party recognizes the importance of the Executive Committee in the success of the Collaboration and will use diligent efforts to cause all of its representatives of such committee to attend all meetings of such committee.

           3.1.4  Decision Making; Disputes.  All decisions of the Executive
                  -------------------------
Committee will be made by unanimous approval. Any disputes or disagreements within the Executive Committee shall be resolved pursuant to Section 3.5.

      3.2  Research Management Committee.  Promptly after the Effective Date,
           -----------------------------
Warner and GenVec will each appoint three (3) representatives to a research management committee (the "Research Management Committee").

           3.2.1  Membership.  A GenVec representative will serve as
                  ----------
chairperson of the Research Management Committee for the initial twelve (12) months. Thereafter, the chair will rotate between a Warner member and a GenVec member every twelve (12) months. A Party may change any of its appointments to the Research Management Committee at any time with written notice to the other Party.

           3.2.2  Responsibilities.  The Research Management Committee will
                  ----------------
agree on and may, at its discretion, and with the approval of the Executive Committee, modify the general direction of the pre-clinical research to be performed under this Agreement. The Research Management Committee will oversee, review, direct and supervise all operational and scientific aspects of the Research Program. The Research Management Committee shall be responsible for (i) establishing the Research Plan; (ii) monitoring and reporting research progress and ensuring open and frequent exchange between the Parties with respect to Research Program activities; (iii) determining whether to acquire licenses from Third Parties with respect to intellectual property necessary or useful for the conduct of the Research Program; (iv) discussing patent matters relating to Collaboration Products; and (v) proposing Development Candidates to the Executive Committee.

           3.2.3  Meetings.  The Research Management Committee will meet on a
                  --------
quarterly basis alternating between the corporate offices of GenVec and Warner, and will otherwise communicate regularly by telephone, facsimile and/or video conference. Each Party recognizes the importance of the Research Management Committee in the success of the Collaboration and will use diligent efforts to cause all of its representatives of such committee to attend all meetings of such committee.

           3.2.4  Decision Making; Disputes.  All decisions of the Research
                  -------------------------
Management Committee will be made by unanimous approval. Any disputes or disagreements within the Research Management Committee shall be resolved pursuant to Section 3.5.

      3.3  Drug Development Committee.  Within thirty (30) days of the date a
           --------------------------
Development Candidate is designated by the Executive Committee, Warner shall form a development committee for such Development Candidate (the "Drug Development Committee").

          3.3.1  Membership.  The Drug Development Committee will include
                 ----------
individuals with expertise and responsibilities in the areas of pre-clinical development, clinical development or regulatory affairs and shall include two
(2) or more representatives from GenVec as appropriate. A Party may change any of its appointments to the Drug Development Committee at any time upon giving written notice to the other Party. *

           3.3.2  Responsibilities.  The Drug Development Committee will oversee
                  ----------------
all aspects of the Pre-Clinical Activities and Development of each Product Configuration through the filing of a PLA on a Collaboration Product arising from such Product Configuration.

           3.3.3  Meetings.  The Drug Development Committee will meet on a
                  --------
monthly basis, and will otherwise communicate regularly by telephone, facsimile and video conference. Each Party recognizes the importance of the Drug Development Committee in the success of the Collaboration and will use diligent efforts to cause all of its representatives of such committee to attend all meetings of such committee.

           3.3.4  Project Team Leader.  With respect to each Development
                  -------------------
Candidate and corresponding Collaboration Product in Development, the Executive Committee will, upon nomination from each Party, select one Drug Development Committee representative who is a Warner Drug Development Vice President (or designated equivalent) as a "Project Team Leader" with respect to such Development Candidate or Collaboration Product. The Project Team Leader will be responsible for overseeing the operational aspects of the Pre-Clinical Activities and the Development of the applicable Development Candidate (or corresponding Collaboration Product), as directed by the Drug Development Committee, and will prepare and submit to the Drug Development Committee issues and problems to be decided by the Drug Development Committee.

           3.3.5  Decision Making.  Decisions of the Drug Development Committee
                  ---------------
shall be made by majority approval after reasonable consultation with GenVec's representatives on such committee.

      3.4  Meetings.  All committees created hereunder may meet by telephone or
           --------
video conference or in person at such times as are agreeable to the members of each such committee, but no less frequently than as specified above. Attendance at meetings shall be at the respective expense of the participating Parties. Each committee created hereunder shall assure that agendas and minutes are prepared for each of its meetings and distributed to the Parties. All actions taken and decisions made by each committee created hereunder shall be by unanimous agreement and recorded in writing. If personal attendance is not possible for valid reasons, voting by proxy is permissible.

      3.5  Dispute Resolution.  Any disputes or disagreements arising in the
           ------------------
Research Management Committee or Drug Development Committee will be referred to the Executive Committee if the Research Management Committee or Drug Development Committee, as the case may be, is unable to resolve such dispute or disagreement within thirty days. In addition, any other disputes or disagreements between the Parties arising hereunder will be referred to the Executive Committee. If the Executive Committee is unable to resolve after thirty (30) days, a dispute regarding any issue presented to it or arising in it, such dispute will be referred to the Chief Executive Officer of GenVec and Warner's Chairman of the Pharmaceutical Research Division for good faith resolution, for a period of ninety (90) days. In the event such individuals are unable to resolve such dispute, subject to Section 20.1, either Party may pursue any remedies it may have at law or in equity.


4.  DEVELOPMENT

      4.1  Selection of Development Candidates and Collaboration Products.
           --------------------------------------------------------------

           4.1.1  Proposed Development Candidates.  From time to time the
                  -------------------------------
Research Management Committee will propose, or either Party may propose, to the Executive Committee that further Pre-Clinical Activities be undertaken for one or more Product Configurations. Such proposal will be in writing, accompanied by a nonbinding plan and budget forecast that outlines studies and activities to be conducted through completion of Phase III for each Product Configuration recommended. The Executive Committee will promptly determine whether such Product Configuration meets criteria established by the Executive Committee for determining, on an indication-by-indication basis, which Product Configurations are suitable for consideration as Development Candidates, which criteria may be amended from time to time upon the written consent of the Parties hereto (the "Pre-Clinical Development Criteria").

           4.1.2  Development Candidates.  If the Executive Committee determines
                  ----------------------
that any Product Configuration meets the Pre-Clinical Development Criteria, and agrees to commence Pre-Clinical Activities with respect to such Product Configuration, then such Product Configuration shall be deemed to be a "Development Candidate". Product Configurations which are not designated as Development Candidates as set forth above may not become Collaboration Products; provided, any Product Configuration which was not previously selected as a Development Candidate may become a Development Candidate with the agreement of the Executive Committee.

           4.1.3  Collaboration Products.  The Executive Committee shall
                  ----------------------
determine which Development Candidates are suitable for clinical development as Collaboration Products. Any Development Candidate for which an IND is filed shall be deemed a "Collaboration Product."

           4.1.4  Loss of Status.  In the event that the Drug Development
                  --------------
Committee or the Executive Committee determines that Development should be discontinued with respect to a particular Development Candidate or Collaboration Product, such Product Configuration shall cease to be a Development Candidate or Collaboration Product, as the case may be, for purposes of this Agreement.

      4.2  Collaborative Development.  The Parties will each diligently
           -------------------------
collaborate in the development of Development Candidates for the purpose of selecting Collaboration Products and use diligent efforts to develop and bring such Collaboration Products to the market as soon as reasonably practicable. In connection therewith, each Party shall use efforts not less than those efforts it makes with respect to its own pharmaceutical products of comparable commercial potential, stage of development and patent protection. The role of each Party in the research and development process will be proposed by the Project Team Leader and approved by the Drug Development Committee, with each Party providing advisory and supporting services with respect to each phase of the process in which such Party may be actively or primarily involved. No clinical trials involving any Collaboration Product shall be commenced by or on behalf of either Party without the prior approval of the Drug Development Committee; provided, GenVec may conduct any such studies with or for an Asian Partner. Each Party shall ensure that its Development tasks are carried out adhering to ethical and safety standards customary in the industry.

      4.3  Pre-Clinical Activities.  The Parties, under the direction of the
           -----------------------
Drug Development Committee, shall conduct the Pre-Clinical Activities with respect to each Development Candidate. The payment of the costs of conducting such Pre-Clinical Activities shall be as set forth in Section 4.5. During the period that a particular Development Candidate (or the corresponding Collaboration Product) is in Development hereunder, under no circumstances shall either Party conduct studies of such Development Candidate (or the corresponding Collaboration Product) except as approved and directed by the Drug Development Committee; provided, GenVec may conduct any such studies with or for an Asian Partner and support preclinical research at Cornell University Medical Center without such approval, at its own expense.

      4.4  Development Plan.  The development of each Development Candidate (and
           ----------------
the corresponding Collaboration Product) shall be governed by a comprehensive development plan (the "Development Plan"). The Drug Development Committee shall prepare for consideration and approval by the Executive Committee a Development Plan for such Development Candidate (and corresponding Collaboration Product). The Development Plan shall outline the proposed program of development for such Development Candidate (and corresponding Collaboration Product), including formulation, process development, clinical studies and regulatory plans and other key elements of obtaining Regulatory Approval in each country in the Territory, including specific activities and estimated timelines for such activities. Without limiting the foregoing, the Development Plan shall, to the extent practicable, set forth those pre-clinical and clinical studies necessary or desirable for the filing of a PLA in the United States for any Development Candidate (and corresponding Collaboration Product), as determined by the Drug Development Committee (the "Core U.S. Dossier"). In addition, the Development Plan shall provide a general overview of relevant plans and timelines for development of such Collaboration Product within the Territory outside of the United

States. Each such Development Plan shall be updated semi-annually by the Drug Development Committee and submitted to the Executive Committee for review and approval not later than ninety (90) days prior to each January 1 and July 1 of each applicable year.

      4.5  Funding of Pre-Clinical Activities and Development.
           --------------------------------------------------

           4.5.1  In the Territory.  Subject to Section 2.2.3, and Article 9 if
                  ----------------
the Parties Co-Promote, all Development Costs incurred with respect to each Development Candidate (and corresponding Collaboration Product) for sale in the Territory shall be borne by Warner, excluding costs incurred by GenVec pursuant to Section 2.2.1 which were subject to subsection (i) of the second sentence of
Section 2.2.1 and not recovered by GenVec pursuant to the remainder of such sentence.

           4.5.2  Outside the Territory.  It is understood and agreed that any
                  ---------------------
Development Costs incurred by GenVec and/or the Asian Partner specifically for Pre-Clinical Activities and Development of Collaboration Products for sale outside the Territory and the Co-Promotion Countries shall be borne by such Asian Partner and/or by GenVec.

      4.6  Drug Approval Applications.  Warner shall be responsible for and
           --------------------------
shall own all regulatory submissions filed in countries in the Territory. The Parties will cooperate in the preparation of each application for regulatory approval and in obtaining Regulatory Approvals under this Section 4.6. Notwithstanding the above, with the prior approval of the Executive Committee, GenVec shall file the IND for the first Collaboration Product and in such event GenVec shall be the owner of such IND; provided, however, within thirty (30) days of Warner's written request, GenVec shall transfer such IND to Warner.

      4.7  Compliance.  The Parties will comply with all applicable cGLP, cGCP
           ----------
and cGMP (or foreign equivalents) relating to the conduct of the Pre-Clinical Activities of any Development Candidate or Development of any Collaboration Product for sale in the Territory and the Co-Promotion Countries. In addition, the Parties agree to conduct such Pre-Clinical Activities and Development in compliance with applicable good laboratory, clinical or manufacturing practices of countries outside the Territory and the Co-Promotion Countries, provided, and only to the extent that, GenVec notifies Warner of such cGLP, cGCP and/or cGMP practices in any such countries, and such practices are not in conflict with the cGLP, cGCP or cGMP requirements in the Territory and the Co-Promotion Countries. Where such compliance with such identified practices with respect to countries outside the Territory and the Co-Promotion Countries results in any additional Development Costs which in the aggregate are in excess of Fifty Thousand Dollars ($50,000), GenVec shall promptly reimburse Warner for such additional expenditures incurred, at GenVec's request, by Warner.

      4.8  Suspension or Termination of Collaborative Development.
           ------------------------------------------------------

           4.8.1  Permissive Termination.  Warner may elect upon six (6) months
                  ----------------------
prior written notice to (i) terminate its participation in or not to participate in the Pre-Clinical Activities or Development of any Development Candidate (or corresponding Collaboration Product), or (ii) terminate such activities with respect to all Development Candidates (and corresponding Collaboration Products) for a particular clinical indication.

           4.8.2  Suspension for Safety or Efficacy Concerns.  Warner may
                  ------------------------------------------
suspend the Development activities with respect to any Collaboration Product for reasonable safety and/or efficacy concerns, and in such event shall promptly, but in any event within *, notify GenVec and the Executive Committee, providing a detailed explanation of its concerns and the basis thereof. Any such suspension shall not remain in effect for more than * without the approval of the Executive Committee. In the event that Warner believes that such concerns warrant termination of further Development with respect to such Collaboration Product, it shall notify the Executive Committee, and in such event Warner may immediately terminate any on-going clinical trial with respect to such Collaboration Product and, at GenVec's request, cooperate with GenVec to ensure a prompt transition of such Development activities to GenVec. Warner shall further continue to be responsible for all costs associated with such Development for a period of * from the date of Warner's notice to the Executive Committee that it intends to terminate further Development with respect thereto.

           4.8.3  Consequences of Termination.  In the event Warner gives
                  ---------------------------
notice of termination under this Section 4.8, Warner (i) will remain responsible for all Development Costs for such Development Candidate (or corresponding Collaboration Product) until the effective date of the termination, and (ii) will make its personnel, relevant data and other resources available to GenVec as necessary to effect an orderly transition of development responsibilities, with the costs of such personnel, relevant data and resources to be borne by GenVec after the effective date of the termination. In the event of any such termination by Warner, Warner's right and license to the applicable Development Candidate or Collaboration Product, or the applicable indication for which Pre-Clinical Activities or Development with respect to all Development Candidates (and corresponding Collaboration Products) have been terminated pursuant to
Section 4.8.1, as the case may be, shall terminate, and Warner shall have no further rights thereto, and GenVec may develop and commercialize such Development Candidate(s) and/or Collaboration Product(s), subject to Article 15. In such event, Warner shall grant to GenVec licenses with regard to such Development Candidate (and corresponding Collaboration Product), or all Development Candidates (and corresponding Collaboration Products) for such indication, as the case may be, as follows:

                  (a) Warner will grant GenVec an exclusive (even as to Warner), worldwide, fully-paid, perpetual license (with the right to sublicense) under Warner's interest in any Collaboration Technology jointly owned by Warner and GenVec necessary or useful to make, have made, import, use, offer for sale and sell Development Candidates (and corresponding Collaboration Products), subject to Article 15, for indications other than those which Warner retains rights hereunder, and products other than Collaboration Products; and

                  (b) At GenVec's request, Warner will negotiate in good faith the terms of an exclusive, worldwide license to GenVec (with the right to sublicense) under Warner's interest in any Collaboration Technology owned solely by Warner, to make, have made, use, import, offer for sale and sell Product Configurations, subject to Article 15, which terms shall include the payment of a royalty to Warner on net sales (such net sales to be calculated in accordance with Section 1.27 (with appropriate contextual adjustments) and GAAP) of such products up to three percent (3%) of such net sales, and other customary and reasonable terms to be agreed by the Parties.

                  (c) At GenVec's request, Warner will negotiate in good faith the terms of a nonexclusive, worldwide license to GenVec (with the right to sublicense) under Warner's interest in any Collaboration Technology owned solely by Warner, to make, have made, use, import, offer for sale and sell products other than Product Configurations, subject to Article 15, which terms shall include the payment of a royalty to Warner on net sales (such net sales to be calculated in accordance with Section 1.27 (with appropriate contextual adjustments) and GAAP) of such products up to * of such net sales, and other customary and reasonable terms to be agreed by the Parties.

           4.8.4  Acknowledgment.  The Parties each recognize and agree that any
                  --------------
termination by Warner of its participation in Development with respect to a particular Development Candidate or Collaboration Product or a particular indication in accordance with this Section 4.8 will not be considered a breach of its obligations under this Agreement. It is further understood that in the event that Warner elects to terminate its activities with respect to a particular indication pursuant to this Section 4.8, such indication shall thereafter be excluded from the Field.


5.    LICENSE GRANTS

      5.1  Grant by GenVec.  Subject to the terms and conditions of this
           ---------------
Agreement, GenVec hereby grants and agrees to grant to Warner an exclusive, worldwide license under the Background Technology and Collaboration Technology owned or Controlled by GenVec, with the right to sublicense pursuant to Section 5.4, to the extent necessary for Warner to make, have made, use, import, offer for sale and sell Collaboration Products for use in the Field, in the Territory and in the Co-Promotion Countries. Such licenses with respect to a Collaboration Product are exclusive (even as to GenVec), except that GenVec shall retain the rights set forth in Section 5.6, the right to conduct Pre-Clinical Activities and Development as set forth in Article 4, and the right to manufacture and have manufactured Bulk Products pursuant to the terms of Article 11, and, if the Parties enter into a Co-Promotion arrangement pursuant to
Article 9, to use, offer for sale and promote any Collaboration Product in the Co-Promotion Countries pursuant to the applicable Co-Promotion Agreement.

      5.2  Grant by Warner.  Subject to the terms and conditions of this
           ---------------
Agreement, Warner hereby grants and agrees to grant to GenVec an exclusive (except as to Warner) license under the Background Technology and Collaboration Technology owned or Controlled by Warner to the extent necessary for GenVec to
(a) use, offer for sale and promote any Collaboration Product in the Co-Promotion Countries, if the Parties enter into a Co-Promotion Agreement pursuant to Article 9, and (b) manufacture or have manufactured Bulk Products, pursuant to the terms of
Article 11. GenVec may not sublicense any of its rights granted under this
Section 5.2 without the prior written consent of Warner.

      5.3  Licenses to Affiliates.  Each Party shall, at the other Party's
           ----------------------
reasonable request, enter into license agreements directly with the other Party's Affiliates, in lieu of the license grant to the requesting Party; provided such agreements would not decrease the amount which would be owed hereunder. Such agreements shall contain the same language as contained herein with appropriate changes in parties and territory, and this Agreement shall be amended as appropriate. No such license agreement will relieve Warner or GenVec, as the case may be, of its obligations hereunder, and such Party will guarantee the obligations of its Affiliate in any such agreement.

      5.4  Sublicenses. Warner may sublicense the rights granted in Section 5.1
           -----------
to its Affiliates or Third Parties, with the prior written consent of GenVec, which consent shall not be unreasonably withheld. Each sublicense granted by Warner shall be consistent with all the terms and conditions of this Agreement. Warner shall remain responsible to GenVec for all of each such Sublicensee's applicable financial and other obligations under this Agreement.

      5.5  Cross-Licenses.  Each Party hereby grants and agrees to grant to the
           --------------
other, a non-exclusive, non-transferable, royalty-free license to use and practice such Party's Background Technology and Collaboration Technology solely for research purposes in the Field in connection with the Research Program. In addition, for each Development Candidate (and corresponding Collaborative Product) which enters Pre-Clinical Activities or Development, each Party hereby grants and agrees to grant to the other a non-exclusive, non-transferable, royalty-free license to use and practice such Party's Background Technology and Collaboration Technology for the Pre-Clinical Activities and Development of such Development Candidate (and the corresponding Collaboration Product) in the Field until termination of Pre-Clinical Activities or Development with respect to such Development Candidate (or corresponding Collaboration Product).

      5.6  Retained Rights.  It is understood and agreed that, subject to
           ---------------
Section 2.6 and Article 15, GenVec shall retain the exclusive right to develop (including pre-clinical and clinical development), make, have made, use, sell and otherwise commercialize the Collaboration Products for all uses outside the Field, and all products other than Collaboration Products in and outside the Territory and the Co-Promotion Countries. It is understood and agreed that GenVec may practice and use its Background Technology and Collaboration Technology in the Territory and the Co-Promotion Countries to facilitate the exercise of its rights outside the Territory and outside the Co-Promotion Countries.

      5.7  Covenant Not to Sue.  In partial consideration for the grant of
           -------------------
rights hereunder, Warner agrees not to enforce against GenVec or its Affiliates any Collaboration Technology owned or controlled by Warner or its Affiliates during the term of this Agreement that GenVec or its Affiliates may infringe in practicing the inventions claimed in Background Technology owned or Controlled by GenVec, unless such practice would constitute a material breach of the licenses granted Warner hereunder.

      5.8  No Unauthorized Use.  Each Party hereby covenants to the other that
           -------------------
it will not practice the Background Technology or Collaboration Technology of the other Party, except as expressly permitted in this Agreement.

      5.9  No Implied Licenses.  No rights or licenses with respect to any
           -------------------
intellectual property owned by GenVec or Warner are granted or shall be deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.


6.    CONSIDERATION

      6.1  Technology Access Fee.  In partial consideration for the license and
           ---------------------
rights granted Warner herein, Warner shall pay to GenVec within five (5) business days of the Effective Date a technology access fee of five million dollars ($5,000,000). Such amount shall not be refundable nor creditable against other amounts due GenVec under this Agreement.

      6.2  Purchase of GenVec Stock.  Warner shall purchase shares of GenVec
           ------------------------
preferred and/or common stock from GenVec, pursuant to the terms and conditions of the Stock Purchase Agreement.

      6.3  Research Program and Development Funding.
           ----------------------------------------

           6.3.1  Years 1 and 2.  Warner agrees to pay to GenVec research
                  -------------
funding with respect to the Research Program and Development in at least the following amounts for Years 1 and 2:

                    Period                      Amount
                    ------                    -----------
                    Year 1                    $6,000,000
                    Year 2                    $6,000,000


           6.3.2  Years 3, 4 and 5.
                  ----------------

                  (a) In Years 3, 4 and 5, if the Field includes only * then Warner shall pay to GenVec research funding with respect to the Research Program and Development in at least the following amounts:


                    Period                      Amount
                    ------                    ----------
                    Year 3                    $5,000,000
                    Year 4                    $4,000,000
                    Year 5                    $4,000,000


                  (b) If the Parties agree pursuant to Section 2.5 to include
* then Warner shall pay to GenVec funding for the Research Program and Development of at least * for each of *

                  (c) If the parties agree pursuant to Section 2.5 to include more than one indication in addition * then Warner shall pay to GenVec additional funding for the Research

Program and Development for each such indication of * per year as provided in
Section 2.5.2 unless GenVec otherwise agrees, in its reasonable discretion, that a lesser amount of funding will provide appropriate support for the activities to be conducted in the Research Program with respect to such indication.

           6.3.3  Research Program Extension.  If the Research Program is
                  --------------------------
extended beyond * pursuant to Section 2.4.1, Warner shall pay to GenVec additional Research Program funding to be agreed by the Parties for such additional period.

           6.3.4  Schedule of Payments.  Year 1 of the Research Program shall
                  --------------------
commence on July 1, 1997, and each subsequent year of the Research Program (each a "Year") shall commence on the anniversary of such date. The amounts to be paid to GenVec in connection with the Research Program shall be paid quarterly, in advance. The initial payment for the first quarter of Year 1 of the Research Program shall be made within ten (10) days after the Effective Date, and subsequent payments shall be made on or before the applicable quarterly anniversaries of the Effective Date. Unless required by applicable law, such payments shall be made without withholding for taxes or any other charge and, subject to Section 2.2.1, shall be non-refundable and non-creditable against other payments due GenVec under this Agreement. GenVec shall have no obligation to expend any amount or incur any expense in connection with the Research Program or the Development except amounts paid by Warner to GenVec pursuant to this Section 6.3.

      6.4  Milestone Payments.
           ------------------

           6.4.1  Collaboration Products.  Within thirty (30) days following the
                  ----------------------
occurrence of the relevant events specified below with respect to the first Collaboration Product intended for use for the treatment of * Warner shall pay to GenVec the following amounts:

                    Milestones                 Amount
                    ----------                 ------
                        *




In addition, within thirty (30) days following the second occurrence and each subsequent occurrence of each of the above milestones for each additional Collaboration Product for the treatment of either * Warner will pay to GenVec additional milestone payments equal to one-third of the amounts indicated above for the applicable event.

           6.4.2  Backup Collaboration Products.  The payments due under Section
                  -----------------------------
6.4.1 above shall be made with respect to each Collaboration Product; provided, however, if Warner ceases all development of a particular Collaboration Product after having made payments with respect to such Collaboration Product under Sections 6.4.1 above following the accomplishment of any milestone specified above, there shall be no payment due upon the accomplishment of that same milestone with respect to the next Collaboration Product for the same indication. When milestones are achieved with respect to such subsequent Collaboration Product which were not previously paid with respect to a corresponding earlier discontinued Collaboration Product, such milestone payments shall be paid pursuant to Section 6.4.1.

           6.4.3  Milestones for Indications other than *.  Within thirty (30)
                  ---------------------------------------
days following * for each indication in the Field * and, in each case, Warner shall pay to GenVec with respect to each such indication a one-time milestone payment of *

      6.5  Royalties.
           ---------

           6.5.1  Collaboration Product Royalties.  In consideration of the
                  -------------------------------
rights granted hereunder, subject to Section 6.6.2, Warner shall pay the following royalties to GenVec with respect to aggregate Net Sales of Collaboration Products in the Territory, on a Collaboration Product-by-Collaboration Product basis:

Annual Net Sales up to
Annual Net Sales over

Notwithstanding the foregoing provisions of this Section 6.5.1, in the event that, with respect to a particular Collaboration Product (i) all Valid Claims owned or Controlled by GenVec cease to exist; and (ii) a Third Party who is not a Sublicensee commercializes a competing generic product which is identical to such Collaboration Product; and (iii) Warner believes that sales of such Collaboration Product would be commercially impracticable, Warner may notify GenVec and in such event, the parties shall discuss in good faith a reduction in the royalties payable under this Section 6.5.l; provided, however, that nothing contained herein shall obligate GenVec to agree to such reduction in royalties hereunder and the terms of this Agreement shall remain in full force and effect unless the Parties otherwise agree in writing.

           6.5.2  Computation of Royalties.  All sales of Collaboration Products
                  ------------------------
between Warner and any of its Affiliates and sublicensees shall be disregarded for purposes of computing Net Sales and royalties under this Section 6.5, and in such instances royalties shall be payable only upon sales to unlicensed Third Parties. Nothing herein contained shall obligate either Party to pay the other Party more than one royalty on any unit of a Collaboration Product.

           6.5.3  Royalty Term.  The obligation of Warner to pay royalties under
                  ------------
this Article 6 shall continue for each Collaboration Product on a Collaboration Product-by-Collaboration Product and country-by-country basis, until the later of (i) such time as there are no Valid Claims which but for the licenses granted herein would be infringed by the manufacture, sale or use of such Collaboration Product in such country, or (ii) ten (10) years from the first commercial sale of such Collaboration Product in such country.

           6.5.4  Minimum Royalty.  It is understood and agreed that regardless
                  ---------------
of any credits or offsets to which Warner is entitled under the terms of this Agreement, the royalty payments due GenVec under Article 6 shall not be * of any Collaboration Product in the applicable quarter.

      6.6  Third Party Royalties.
           ---------------------

           6.6.1  GenVec Responsibilities.  GenVec shall be responsible for the
                  -----------------------
payment of all license fees, milestone payments and other payments due to Scios under the Scios Agreement with respect to the development, manufacture, use or sale of Collaboration Products in the Territory.

           6.6.2  Warner Responsibilities.  Except as provided in Section 6.6.3,
                  -----------------------
Warner shall be responsible for the payment of any royalties, license fees and milestone and other payments due from GenVec or Warner to any other Third Party(ies) under licenses or similar agreements necessary for the manufacture, use, import, or sale of Collaboration Products in the Territory; provided, however, subject to Section 6.5.4, Warner may in any year credit fifty percent (50%) of any royalties due Third Parties under this Section 6.6.2 against royalties due GenVec in such year pursuant to this Agreement.

           6.6.3  Shared Responsibilities.  Subject to Section 6.5.4, in the
                  -----------------------
event that the aggregate amount paid or otherwise due or owing by Warner with respect to a particular Collaboration Product (i) to GenVec pursuant to Sections
6.5.1 and 11.1.2, (ii) for the Cost of Manufacture of any Bulk Product subject to Section 11.4, and (iii) for royalty payments to Third Parties pursuant to
Section 6.6.2, exceed thirty percent (30%) of the Net Sales of such Collaboration Product, then Warner and GenVec shall equally share the expenses attributable to (iii) above to the extent such payments would result in aggregate payments for (i), (ii) and (iii) by Warner in excess of thirty percent (30%) of Net Sales of the applicable Collaboration Product. It is understood and agreed that, subject to any credits against royalties available to Warner pursuant to Section 6.6.2, Warner shall be solely responsible for any such payment obligations which in the aggregate are less than or equal to thirty percent (30%) of the Net Sales of the applicable Collaboration Product. In each such case, such determination shall be made on a country-by-country basis and Warner shall provide to GenVec documentation establishing the royalty due to the Third Party(ies) and the payment due from GenVec with respect thereto at least thirty (30) days before such amount is due. In the event that the payments due GenVec under Sections 6.5 and 11.1.2 in the aggregate exceed thirty percent (30%) of Net Sales for a particular Collaboration Product, and Warner believes that sales of such Collaboration Product would be commercially impracticable, Warner may notify GenVec and in such event, the parties shall discuss in good faith a reduction in either or both such payments; provided, however, that nothing contained herein shall obligate GenVec to agree to such reduction and the terms of this Agreement shall remain in full force and effect unless the Parties otherwise agree in writing.

      6.7  Withholding Taxes.  Any income or other tax that a Party hereunder,
           -----------------
its Affiliates or sublicensees is required to withhold (the "Withholding Party") and pay on behalf of the other Party hereunder (the "Withheld Party") with respect to the royalties payable under this Agreement shall be deducted from and offset against said royalties prior to remittance to the Withheld Party; provided, however, that in regard to any tax so deducted, the Withholding Party shall give or cause to be given to the Withheld Party such assistance as may reasonably be necessary to enable the Withheld Party to claim exemption therefrom or credit therefor, and in each case shall furnish the Withheld Party proper evidence of the taxes paid on its behalf.

      6.8  Guaranty.  Warner agrees that as additional consideration for
           --------
GenVec's performance hereunder, it will guaranty a loan to GenVec by a bank or other financial institution in a principal amount of five million dollars ($5,000,000), which guaranty shall be in a reasonable form agreed by the Parties. As a condition to Warner's obligation to execute the Guaranty and to secure the obligation of GenVec to reimburse Warner if Warner is required to make a payment under the Guaranty, GenVec shall execute and deliver to Warner a Security Agreement in a reasonable form agreed by the Parties.


7.    BOOKS AND RECORDS

      7.1  Royalty Reports and Payments.  The royalties due under Section 6.5
           ----------------------------
shall be paid quarterly, within sixty (60) days after the close of each calendar quarter, or earlier, if practical, immediately following each quarterly period in which such royalties are earned. With each such quarterly payment, Warner shall furnish GenVec a royalty statement setting forth, on a country-by-country and Collaboration Product-by-Collaboration Product basis, the total number of units of each royalty-bearing Collaboration Product sold hereunder for the quarterly period for which the royalties are due. Simultaneously with the delivery of each such report, Warner shall pay to GenVec the total royalties, if any, due to GenVec for the period of such report. If no royalties are due, Warner shall so report. In addition, at GenVec's request but no more often than once in any twelve (12) month period, Warner shall report to GenVec on a country-by-country and Collaboration Product-by-Collaboration Product basis the amounts of any deductions and/or adjustments to Net Sales taken by Warner pursuant to Section 1.27 with respect to Net Sales in the preceding four (4) calendar quarters.

      7.2  Payment Method; Late Payments.  All amounts due GenVec hereunder
           -----------------------------
shall be paid in U.S. dollars by wire transfer in immediately available funds to a bank account designated by GenVec. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of prime rate as reported by the Citibank (or its successor in interest), New York, New York, * or the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly. This Section 7.2 shall in no way limit any other remedies available to GenVec.

      7.3  Currency Conversion.  Royalties earned shall first be determined in
           -------------------
the currency of the country in which they are earned and then converted to its equivalent in United States currency. The buying rates of exchange for converting the currencies involved into the currency of the United States quoted by Citibank (or its successor in interest) New York, New York at the close of business on the last business day of the quarterly period in which the royalties were earned shall be used to determine any such conversion.

      7.4  Restrictions on Payments.  The obligation to pay royalties under this
           ------------------------
Agreement shall be waived and excused to the extent that statutes, laws, codes or government regulations in a parti cular country prevent such royalty payments; provided, however, in such event, if legally permissible, Warner shall pay the royalties owed to GenVec by depositing such amounts in a bank account in such country that has been designated by GenVec and promptly report such payment to GenVec.

      7.5  Records; Inspection.  Warner and its Affiliates shall keep (and cause
           -------------------
its Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable under Article
6. Such books and records shall be kept reasonably accessible for at least * following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such * period by a representative or agent of GenVec reasonably acceptable to Warner, which approval shall not be unreasonably withheld for the purpose of verifying the royalty statements. Such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by Warner and GenVec. GenVec's representative or agent will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection and may only disclose to GenVec the amount of any variance or error. GenVec shall bear the costs and expenses of inspections conducted under this
Section 7.5, unless a variation or error producing an underpayment in royalties payable * of the amount payable for any inspection period is established in the course of any such inspection, whereupon all costs relating to the inspection and any unpaid amounts that are discovered will be paid by Warner, together with interest on such unpaid amounts at the rate specified in Section 7.2 above.


8.    COMMERCIALIZATION IN THE TERRITORY

      8.1  Collaboration Product Development.  Subject to Article 9 if the
           ---------------------------------
Parties Co-Promote, Warner shall be responsible for all costs of conducting Development of Collaboration Product(s) in the Territory, including, without limitation, expenses incurred in conducting clinical trials for Collaboration Products for which it retains commercialization rights thereto. In addition, Warner shall be responsible, at its sole expense, for all commercialization of such Collaboration Product(s) in the Territory so long as Warner retains rights thereto under this Agreement. During the term of this Agreement, Warner shall keep GenVec fully informed of its activities subject to this Agreement, including without limitation, the achievement of the milestones set forth in Sections 6.4 and 8.2.2 and the commercialization of the Collaboration Product(s). On or before January 31 of each year, at GenVec's request, Warner shall provide GenVec with a written report summarizing such events and activities and detailing those which have not been previously reported. When a registration package requesting approval for commercial sale of any Collaboration Product is first filed in any country within the Territory, and when approval is received therefor, Warner will immediately notify GenVec in writing.

      8.2  Due Diligence.
           -------------

           8.2.1  Reasonable Efforts.  Warner shall use all reasonable efforts
                  ------------------
to: (i) promptly develop the Collaboration Products following designation of such Collaboration Product, (ii) achieve the milestones set forth in this
Section 8.2, (iii) obtain regulatory approvals to market such Collaboration Products in the Territory, and (iv) after obtaining regulatory approvals for any such Collaboration Product, launch such Collaboration Product and promote and meet the market demand therefor throughout the Territory. In connection therewith, Warner shall only be required to use efforts comparable to those efforts Warner makes with respect to its own pharmaceutical products of comparable commercial potential, stage of development and patent protection.

           8.2.2  Milestones.
                  ----------

                  (a) * Warner (or its Affiliates or Sublicensees) shall achieve each of the milestones set forth below with respect to the first Collaboration Product for * the applicable date set forth below, unless other dates are agreed by the Executive Committee:

                       Milestone        Milestone Date
                       ---------        --------------
                           *



It is understood and agreed that Warner shall have no obligation to achieve * milestone under this Section 8.2.2(a) if the Executive Committee has determined that GenVec is responsible for the *

                  (b) * Upon designation of a Development Candidate pursuant to Section 4.1.2 for each indication within the Field (*), the Executive Committee shall establish a Development Plan for the corresponding Collaboration Product pursuant to Section 4.4, and *, initiation of *, and the * with respect to such Collaboration Product; provided, the dates for achievement of the foregoing milestones with respect to the first Collaboration Product * shall be established by the Executive Committee no later than *. Such dates may be modified by the Executive Committee.

           8.2.3  Payments.  In the event that Warner fails to achieve any
                  --------
milestone with respect to any Collaboration Product within * after the applicable milestone date established under Section 8.2.2 above, Warner shall pay to GenVec an amount equal to * corresponding milestone payment described in
Section 6.4. Such payment shall be due within * of the applicable milestone date and shall be creditable against the milestone payment due upon actual achievement of the applicable milestone. The balance of any milestone payment which has been partially paid pursuant to this Section 8.2.3 shall be due and payable * after actual achievement of the applicable milestone.

           8.2.4  Lack of Diligence.  In the event that Warner (i) fails to use
                  -----------------
or continue to use diligent efforts to actively develop and commercialize at least one Product Configuration (or corresponding Collaboration Product) for a particular clinical indication in the Field as set forth in Section 8.2.1 above (which diligence shall include but not be limited to the payment of the amounts set forth in Section 8.2.3), or (ii) notifies GenVec that it will not conduct further commercialization with respect to a particular clinical indication in the Field, then GenVec may terminate Warner's rights under this Agreement with respect to such clinical indication and all Product Configurations (or corresponding Collaboration Products) therefor in the Territory. In such event, such indication shall thereafter be excluded from the Field, and, subject to
Article 15, GenVec shall thereafter have the exclusive rights to commercialize any Product Configuration (or corresponding Collaboration Product) for such indication in the Territory, alone or with Third Parties, without obligation to Warner.

           8.2.5  Licenses.  In the event that any of Warner's rights terminate
                  --------
pursuant to Section 8.2.4 above, at GenVec's request, Warner shall grant to GenVec the following licenses for Product Configurations (and corresponding Collaboration Products) for the applicable clinical indication:

                  (a) Warner will grant GenVec an exclusive (even as to Warner), worldwide, fully-paid, perpetual license (with the right to sublicense) under Warner's interest in any Collaboration Technology jointly owned by Warner and GenVec necessary or useful to make, have made, import, use, offer for sale and sell Product Configurations (and corresponding Collaboration Products), subject to Article 15, for indications other than those which Warner retains rights hereunder, and products other than Collaboration Products; and

                  (b) At GenVec's request, Warner will negotiate in good faith the terms of an exclusive, worldwide license to GenVec (with the right to sublicense) under Warner's interest in any Collaboration Technology owned solely by Warner, to make, have made, use, import, offer for sale and sell Product Configurations, subject to Article 15, which terms shall include the payment of a royalty to Warner on net sales (such net sales to be calculated in accordance with Section 1.27 (with appropriate contextual adjustments) and GAAP) of such products up to * and other customary and reasonable terms to be agreed by the Parties.

                  (c) At GenVec's request, Warner will negotiate in good faith the terms of a nonexclusive, worldwide license to GenVec (with the right to sublicense) under Warner's interest in any Collaboration Technology owned solely by Warner, to make, have made, use, import, offer for sale and sell products other than Product Configurations, subject to Article 15, which terms shall include the payment of a royalty to Warner on net sales (such net sales to be calculated in accordance with Section 1.27 (with appropriate contextual adjustments) and GAAP) of such products up to * and other customary and reasonable terms to be agreed by the Parties.

      8.3  Commercialization Outside the Territory and Co-Promotion Countries.
           ------------------------------------------------------------------
It is understood and agreed that, subject to Section 2.2.3, GenVec and/or the Asian Partner shall be responsible, at their sole expense, for conducting all research and development (including, without limitation, clinical trials) and commercialization of Collaboration Products outside the Territory and Co-Promotion Countries.


9.    CO-PROMOTION OPTION

      GenVec shall have the option, exercisable on or before * (as established by the Executive Committee) with respect to each *, with written notice to Warner, to co-develop and co-promote such Collaboration Product for any such indication in any one or more of the Co-Promotion Countries (the "Co-Promotion Option"). If GenVec exercises the Co-Promotion Option with respect to a particular Collaboration Product for * GenVec shall have the right to co-promote such Collaboration Product for * than * in the Co-Promotion Country(ies), and the Parties shall promptly negotiate and enter into a further Co-Promotion Agreement consistent with this Agreement and which shall include the provisions set forth on Exhibit B hereto, unless otherwise agreed by the

Parties. If the Parties fail to enter into a written Co-Promotion Agreement within nine (9) months from the exercise of the Co-Promotion Option by GenVec, subject to Article 15, neither Party shall have any right to commercialize the pertinent Collaboration Product in the Co-Promotion Countries.


10.   TRADEMARKS

      10.1  Warner Trademarks.  Warner may select and own one or more trademarks
            -----------------
for marketing a Collaboration Product in countries in the Territory (the "Warner Trademarks"), taking into consideration the Trademark(s) selected by the Parties for any countries in which the Parties are conducting co-promotion, if any. All expenses for (i) registration of such Warner Trademark and (ii) bringing, maintaining and prosecuting any action to protect or defend such Warner Trademark in such countries shall be borne by Warner. If Warner and its Affiliates and Sublicensees terminate the sale of any Collaboration Product during the term of this Agreement, at GenVec's request, Warner shall assign during the term of this Agreement to GenVec any Warner Trademark which specifically identifies such Collaboration Product, and GenVec shall be responsible for any enforcement and/or maintenance thereof thereafter.

      10.2  GenVec Trademarks.  In addition to the Warner Trademarks, if GenVec
            -----------------
has manufactured a particular Collaboration Product pursuant to Article 11 during the Term of this Agreement, Warner shall have the right and agrees to advertise and promote such Collaboration Products in the Territory under trademarks owned by GenVec selected by the Parties (the "GenVec Trademarks"), taking into consideration the Trademark(s) selected by the Parties for any countries in which the Parties are conducting co-promotion, if any. At Warner's request, GenVec shall grant to Warner a royalty-free, non-exclusive license to use such GenVec Trademarks for the duration of the period Warner retains rights to such Collaboration Products under this Agreement. All expenses for (i) registration of such GenVec Trademark and (ii) bringing, maintaining and prosecuting any action to protect or defend such GenVec Trademark in such countries shall be borne by GenVec.

      10.3  Use of Trademarks.  Except as set forth in this Article 10, nothing
            -----------------
contained in this Agreement shall grant to either Party any right, title, or interest in or to any trademarks of the other Party, whether or not specifically recognized or perfected under applicable laws. At no time during or after the term of this Agreement shall either Party challenge or assist others to challenge trademarks used in connection with the Collaboration Products or the registration thereof or attempt to register any trademarks, marks, or trade names confusingly similar to such trademarks.

11.   SUPPLY OF COLLABORATION PRODUCTS

      11.1  Manufacture of Bulk Product by GenVec.
            -------------------------------------

            11.1.1 GenVec will have the right to manufacture or have manufactured the Parties' requirements in the Territory and the Co-Promotion Countries of each Collaboration Product for clinical studies and requirements of Bulk Product for commercial use at a GMP facility, provided Bulk Product for commercial use shall be manufactured at a GMP facility which is licensed and qualified by the FDA to manufacture such Bulk Product. All costs associated with the qualification or validation of GenVec or a Third Party manufacturer for the production of such Bulk Product pursuant to this Section 11.1 shall be borne by GenVec.

            11.1.2 All Product supplied under this Section 11.1.2 shall be supplied by GenVec at a price equal to the greater of (i) * of the Cost of Manufacture of such Collaboration Product, or (ii) * of Net Sales * Prior to such time that GenVec commences supply of the first Collaboration Product for commercial sale, the Executive Committee shall establish a mechanism for determining the specific payments due to GenVec pursuant to this Section 11.1.2, and the timing of such payments to GenVec. Notwithstanding the above, if the price of the Bulk Product form of any particular Collaboration Product purchased from GenVec exceeds * and Warner has a written binding commitment from a Second Source that such Second Source will provide such Bulk Product to Warner for at least three (3) years at a price less than * of * Warner may notify GenVec, and in such event Warner may purchase such * of such Collaboration Product from such Second Source unless GenVec agrees to match the price offered Warner by the Second Source.

            11.1.3 The Executive Committee shall be responsible for establishing the specifications, including any necessary documentation, certificates of analysis and test results, for the relevant Collaboration Product to be manufactured under this Section 11.1. The Executive Committee will promptly provide each Party with copies of all such specifications and other information and documentation. In addition, GenVec will provide Warner with notice of, and results and data from, all FDA audits relating to GenVec's supply of Bulk Product.

      11.2  Manufacture of Finished Product by Warner.
            -----------------------------------------

            11.2.1 Warner will have the right, using Bulk Product supplied pursuant to Section 11.1 or 11.4, to manufacture or have manufactured the Parties' requirements of each Finished Product at a GMP facility which is licensed and qualified by the FDA to manufacture such Finished Product. All costs associated with the qualification or validation of Warner or a Third Party manufacturer for the production of such Finished Product for sale in the Territory pursuant to this Section 11.2 shall be borne by Warner.

            11.2.2 The Executive Committee shall be responsible for establishing the specifications, including any necessary documentation, certificates of analysis and test results, for the relevant Collaboration Product to be manufactured under this Section 11.2. The Executive Committee will promptly provide each Party with copies of all such specifications and other information and documentation. In addition, Warner will provide GenVec with notice of, and results and data from, all FDA audits relating to Warner's supply of Finished Product.

            11.2.3 At GenVec's request, Warner will supply Finished Products to GenVec for sale outside the Territory and Co-Promotion Countries, on terms to be agreed in good faith by the Parties.

      11.3  Warner's Right to Identify and Qualify Second Source for Bulk
            -------------------------------------------------------------
Product.  In its sole discretion and at its expense, Warner may, at any time,
-------
either (i) enter into an agreement for the qualification and validation of a Third Party manufacturer of Bulk Product, or (ii) qualify and validate itself to manufacture Bulk Product (the "Second Source") and GenVec shall provide reasonable cooperation and assistance at Warner' expense to the Second Source with respect to such qualification and validation. In the event such Second Source supplies Bulk Product pursuant to Section 11.4, Warner shall promptly pay GenVec * Such payment shall not be a Development Cost. In the event such Second Source is qualified and validated prior to submission of the applicable PLA, it shall be referenced in the PLA.

      11.4  Use of Second Source for Bulk Product.  In addition to Warner's
            -------------------------------------
right to use the Second Source pursuant to Section 11.1.2, if GenVec is unable to supply all of the reasonably anticipated requirements (as forecasted pursuant to Section 11.5.1) of Bulk Products to be manufactured by GenVec pursuant to
Section 11.1 for any reason, including force majeure causes (as defined under Section 21.6), it shall immediately notify Warner and the Executive Committee shall discuss the manufacturing issues within ten (10) days of a request by either Party. If, following such discussions the Parties mutually agree, the Parties shall utilize the Second Source to manufacture such portion of the Bulk Products which GenVec is not able to supply. If such Second Source is not yet established, the Parties may agree on a mutually acceptable Third Party manufacturer to replace or supplement GenVec as a manufacturer of Bulk Products. All Bulk Products manufactured by the Second Source shall be manufactured in accordance with the specifications approved by the Executive Committee. If a Second Source manufactures any Bulk Products pursuant to this Section 11.4, Warner and GenVec shall cooperate and assist each other to obtain, transfer or use any licenses, registrations or information reasonably required to permit such Second Source to manufacture such Bulk Product.

      11.5  Terms of Manufacture and Supply.
            -------------------------------

            11.5.1 The Executive Committee shall establish procedures acceptable to both Parties regarding forecasts of requirements of the Collaboration Products.

            11.5.2 Each party shall, at the request and expense of the other Party, permit an independent accountant to whom the other Party has no reasonable objection, to have access to and to examine the written records of the Party which is manufacturing a particular Collaboration Product concerning its Cost of Manufacturing, during normal business hours, but not more than once in any twelve (12) month period, to verify the Cost of Manufacturing. The reviewing Party shall keep in strict confidence all information learned in the course of such audit.

            11.5.3 Each Party shall keep adequate records with respect to all Collaboration Products manufactured by it or for it (i.e., Bulk Product or Finished Product, as the case may be) and in any case in compliance with applicable law. From time to time, the other Party shall have the right to review and audit, at the requesting Party's expense, such records and manufacturing facility (or the facility of a Third Party manufacturer used by the manufacturing Party) to the extent necessary to verify compliance with the manufacturing party's obligations hereunder, using an independent auditor acceptable to the manufacturing Party.

            11.5.4 Each Party shall be responsible for manufacturing at a GMP facility, maintaining the quality control in connection with its own manufacture of Bulk Products and Finished Products in accordance with cGMP and the Collaboration Product specifications and shall maintain such further quality control standards as are established by the Executive Committee. To the extent Finished Products or Bulk Products are manufactured by a Third Party, the Party or Parties contracting with such Third Party shall provide in such contract that such Third Party will be held to the quality control standards established by the Executive Committee.

            11.5.5 Each Party shall use diligent efforts to obtain and maintain any Regulatory Approvals in the Territory and the Co-Promotion Countries necessary to manufacture and supply under this Article 11 during the Development and commercialization of each Collaboration Product.

            11.5.6 At the request of either Party, the Parties shall promptly negotiate and enter into a detailed supply agreement for any Collaboration Product which shall contain reasonable terms, agreed by the parties, which are customary in agreements of such type and consistent with the terms herein.

      11.6  Technology Transfer.  Upon request, GenVec shall provide reasonable
             -------------------
technical assistance, and, to the extent that GenVec has a right to do so without incurring additional expense, licenses on a royalty-free basis, as may reasonably be requested by Warner to transfer such technology as needed by a Second Source to commence or continue manufacturing under Section 11.4. All such technical assistance shall be provided at Warner's expense.


12.   REGULATORY AFFAIRS

      12.1  Side Effects.  Each Party shall advise the other within the time
            ------------
limit required by applicable Agency laws and regulations (or similar foreign laws and regulations) by telefax or overnight delivery service addressed to the attention of its Vice President, Medical Affairs (or, in GenVec's case, the employee with similar responsibilities), of any unexpected side effect, adverse reaction or injury which has been brought to that Party's attention at any place and which is alleged to have been caused by a Collaboration Product. Warner shall have all rights and responsibility to report such side effects, adverse reaction or injury in the Territory to regulatory authorities and others as appropriate.

      12.2  Regulatory and Other Inquiries.  Upon being contacted by the FDA or
            ------------------------------
any drug regulatory Agency for any regulatory purpose pertaining to this Agreement or to a Collaboration

Product, GenVec and Warner shall promptly (within two (2) business days) notify and consult with one another and Warner shall provide a response as it deems appropriate. Warner shall have sole responsibility for responding to all inquiries in the Territory to Warner or GenVec regarding the benefits, side effects and other characteristics of Collaboration Products. The Party which is responsible for manufacturing the Bulk Product form of the pertinent Collaboration Product shall have the sole responsibility for responding to all inquiries in the Territory regarding the manufacture of such Bulk Product form after consultation with the other Party.

      12.3  Product Recall.  In the event that Warner or GenVec determines that
            --------------
an event, incident or circumstance has occurred which may result in the need for a recall or other removal of any Collaboration Product, or any lot or lots thereof, from the market, it shall advise and consult with the other Party with respect thereto. Warner shall make the final determination to recall or otherwise remove the Collaboration Product or any lot or lots thereof from the market. GenVec shall be responsible for the costs of any recall due to defects in Bulk Products improperly manufactured by GenVec, and Warner shall be responsible for the costs of other recalls in the Territory.

      12.4  Access to Regulatory Filings.  Each Party and its Affiliates, and,
            ----------------------------
subject to such Party's obligations to Third Parties, its Sublicensees, shall have the right to refer to, access, cross reference, and use documents relating to each Collaboration Product filed by a Party or its Affiliates or Sublicensees with regulatory entities with respect to activities conducted in connection with the Research Program or the Development, including clinical studies and other supporting information, and any written communications to and with the FDA and other comparable Agencies. GenVec (and its designees) shall have access to and the right to the Data Package for use in connection with regulatory filings for
(i) Collaboration Products, outside the Co-Promotion Countries and the Territory, and (ii) with respect to Product Configurations (and corresponding Collaboration Products) for which Warner does not retain rights under this Agreement, and other products, outside and within the Territory and Co-Promotion Countries. It is understood and agreed that GenVec shall not provide access to the Data Package or other data generated in connection with the Research Program or with respect to the Development of a Development Candidate (or corresponding Collaboration Product) to the Asian Partner unless the Asian Partner agrees to pay the amounts described in Section 2.2.3.

      12.5  Regulatory Matters.  From and after the Effective Date, subject to
            ------------------
Section 4.6, the preparation, filing and prosecution of INDs, PLAs and other regulatory filings required to be filed with any Agency in the Territory in respect of a Collaboration Product will be in the name of and at the responsibility of Warner, subject to the right of GenVec to comment on such filings. The costs of preparation, filing and prosecution of regulatory filings with regard to Collaboration Products incurred on or after the Effective Date for the Territory shall be borne entirely by Warner as long as Warner retains rights to commercialize such Collaboration Product hereunder.


13.   DEVICE DELIVERY

      13.1  Device Plan.  Within ninety (90) days of the Effective Date, the
            -----------
Research Management Committee agrees to meet to discuss the potential role of device delivery technology

(e.g., [*]) with respect to the research, development and commercialization of potential Collaboration Products. At such meeting, the Research Management Committee shall agree to a timeline, not to exceed six (6) months, for the establishment of initial recommendations on how to appropriately integrate the use of device delivery technology in the research and development of Collaboration Products, with the objective of optimizing the commercial adoption of Collaboration Products.

      13.2  Device Agreement.  If the Executive Committee determines that a
            ----------------
relationship or relationships with one or more device companies is appropriate for commercialization of one or more of the Collaboration Products, GenVec and Warner will jointly select such company or companies with expertise in the development and commercialization of devices for the delivery of therapeutic agents (each a "Device Company") and shall jointly negotiate with any such Device Company the terms of an agreement for use of the applicable Collaboration Products in the Field with a device or devices. During the term that Warner has rights hereunder with respect to a particular Collaboration Product, except in connection with an Asian Partner, neither Party may license any of its Patents or Know-How to, or otherwise collaborate in the Field in the Territory or Co-Promotion Countries with, any Third Party (other than a Sublicensee) for use of a Collaboration Product with a delivery device, except pursuant to an agreement mutually acceptable to GenVec and Warner (a "Device Company Agreement").


14.   INTELLECTUAL PROPERTY

      14.1  Ownership of Technology.
            -----------------------

            14.1.1  Background Technology.  Except as otherwise set forth
                    ---------------------
herein, each Party shall retain ownership or Control, as the case may be, over its Background Technology. The owner of any patentable Background Technology shall have the right, at its option and expense, to prepare, file and prosecute in its own name any patent applications with respect to such Background Technology and to maintain any patents issued thereon.

            14.1.2  Collaboration Technology.  Inventorship and rights of
                    ------------------------
ownership of Collaboration Technology (whether or not patentable) shall be determined in accordance with United States laws of inventorship or the law of Maryland, as applicable.

      14.2  Solely-Owned Patent Rights.
            --------------------------

            14.2.1 The sole owner (the "Owner") of any patentable Collaboration Technology (an "Invention") shall have the right, at its option and expense, to prepare, file and prosecute patent applications in its own name, in such countries as it deems appropriate, and conduct any interferences, re-examinations, reissues, oppositions or requests for patent term extensions relating thereto, using counsel of its choice, and to maintain any patents issued. In connection therewith, the non-Owner Party agrees to cooperate with the Owner, at the Owner's expense, in the preparation and prosecution of all such patent applications and in the maintenance of any patents issued. The Owner shall keep the other Party currently informed of all steps to be taken in such preparation, prosecution and maintenance of all of its Patent Rights which claim an Invention and shall upon request furnish the other Party with copies of such Patent Rights and other related correspondence relating to such Invention to and from patent offices and where feasible, permit the other Party a period of at least * offer its comments thereon before the Owner makes a submission to a patent office which could materially affect the scope or validity of the patent coverage that may result, and promptly provide the other Party copies of any documents relating to Invention which the Party conducting such activities receives from such patent offices, including notice of all interferences, reissues, reexaminations, oppositions or requests for patent term extensions.

            14.2.2  If the Owner fails to (i) fulfill its obligations under this
Section 14.2, or (ii) protect against abandonment of a Patent Right which claims an Invention, to the extent that the Owner has the right to do so, the Owner may, at its discretion, permit the non-Owner Party, at its option and expense, to undertake such obligations. The Party not undertaking such actions shall fully cooperate with the other Party and shall provide to the other Party whatever documents that may be needed in connection therewith. The Party not undertaking such actions may require a suitable indemnity against all damages, costs and expenses and impose such other reasonable conditions as such Party's advisors may request. If a non-Owner undertakes the obligations of "Owner" under this Article 14 with respect to any Patent Rights of the other Party under this Section 14.2.2, it shall prosecute and maintain the same at its own expense, and shall not abandon or compromise them or fail to exercise any rights of appeal without giving the other Party the right to take over the prosecuting Party's conduct, at such other Party's own expense.

      14.3  Jointly Owned Inventions.
            ------------------------

            14.3.1  Responsibilities.  Collaboration Technology jointly
                    ----------------
invented by GenVec and Warner will be jointly owned by GenVec and Warner (each a "Joint Invention"). In each case, the Parties shall agree which Party will have the rights and responsibilities of the "Inventor" (as described in this Article
14) in respect of any such patentable, jointly owned Collaboration Technology, and which Party shall have the rights and responsibilities of a non-Inventor therefor. The Inventor shall use patent counsel reasonably acceptable to the Non-Inventor, and shall keep the non-Inventor fully informed as to the status of such patent matters, including, without limitation, by providing the non-Inventor and its patent counsel the opportunity, at the non-Inventor's expense, to review and comment on any documents relating to the Joint Invention which will be filed in any patent office at least * before such filing, and promptly providing the non-Inventor copies of any documents relating to Joint Invention which the Inventor receives from such patent offices, including notice of all interferences, reissues, reexaminations, oppositions or requests for patent term extensions.

            14.3.2  Cooperation.
                    -----------

                    (a) The Parties will cooperate to file, prosecute and maintain patent applications covering the Joint Invention(s) within the Collaboration Technology in the United States and the European Union (in Europe through a European Patent Convention application) (collectively, the "Core Countries") and other countries agreed by the Parties. The Parties will share equally all expenses and fees associated with the filing, prosecution, issuance and maintenance of any patent application and resulting patent for a Joint Invention in the Core Countries and other agreed countries and if such Joint Invention is relevant to the Collaboration such amounts shall be included within the Research Program expenses described in Section 2.2. Subject to Section 14.3.2(b) below, it is understood that, after the termination of the Research Program, the parties shall share equally the expenses and fees associated with the filing, prosecution, issuance and maintenance of any patent application and resulting patent for a Joint Invention in the Core Countries and other agreed countries.

                    (b) In the event that either Party wishes to seek patent protection with respect to any Joint Invention outside the Core Countries, it shall notify the other Party hereto. If both Parties wish to seek patent protection with respect to such Joint Invention in such country or countries, activities shall be subject to Section 14.3.2(a) above. If only one Party wishes to seek patent protection with respect to such Joint Invention in such country or countries (including, without limitation, Japan), it may file, prosecute and maintain patent applications and patents with respect thereto, at its own expense. Whenever possible, the Parties shall cooperate to obtain the benefit of international treaties, conventions and/or agreements (e.g., the Patent Cooperation Treaty) in order to obtain the benefits afforded thereby. In any such case, the Party declining to participate in such activities shall *

      14.4  Enforcement.
            -----------

            14.4.1  Notice.  GenVec and Warner shall each promptly notify the
                    ------
other of any infringement or unauthorized use of an Invention which comes to its attention, describing the facts relating thereto in reasonable detail.

            14.4.2  Solely Owned Inventions.  Subject to 14.4.3 below, in the
                    -----------------------
event that any Background Technology or Collaboration Technology solely owned by a Party (collectively "Technology") necessary for manufacture, use and sale of a Collaboration Product is infringed or misappropriated by a third Party in any country in the Territory, or is subject to a declaratory judgment action arising from such infringement in such country, Warner or GenVec, as the case may be, shall promptly notify the other Party hereto. The Party which owns or Controls such Technology (the "Technology Owner") shall have the initial right (but not the obligation) to enforce such Technology, or defend any declaratory judgment action with respect thereto, at its expense. In the event that the Technology Owner fails to initiate a suit to enforce such Technology against a commercially significant infringement in the Field by a Third Party in any jurisdiction in the Territory within * of a request by the other Party (the "Licensee") to do so, the Licensee may, subject to the Technology Owner's agreements with Third Parties, initiate such suit in the name of the Technology Owner of such Technology against such infringement, at the expense of such Licensee. In the event that the Technology Owner's agreements with a Third Party do not allow the other Party hereto to initiate a suit as described above to enforce the Technology against a Third Party infringer, then the Technology Owner shall be obligated to commence such a suit and use diligent efforts in connection therewith or obtain for the Licensee the right to commence suit against the infringer. The Party involved in any such claim, suit or proceeding, shall keep the other Party hereto reasonably informed of the progress of any such claim, suit or proceeding. Any recovery by such Party received as a result of any such claim, suit or proceeding shall be used first to reimburse such Party for all expenses (including attorneys and professional fees) incurred in connection with such claim, suit or proceeding and if the Party initiating the suit is the Technology Owner of the subject Technology, all of the remainder shall be retained by such Technology Owner, and if the Party initiating the suit is the Licensee, * of the remainder shall be paid to the Technology Owner of the subject Technology and * retained by the Licensee.

            14.4.3  Joint Inventions.  In the event GenVec or Warner becomes
                    ----------------
aware of any actual or threatened infringement in the Territory of any Patent Right which claims a Joint Invention, that Party shall promptly notify the other and the Executive Committee shall promptly discuss how to proceed in connection with such actual or threatened infringement. In the event such infringement relates to a jointly owned Collaboration Product only one Party wishes to participate in such proceeding, it shall have the right to proceed alone, at its expense, and may retain any recovery; provided, at the request and expense of the participating Party, the other Party agrees to cooperate and join in any proceedings in the event that a third Party asserts that the co-owner of such Joint Invention is necessary or indispensable to such proceedings.

      14.5  Allegations of Infringement by Third Parties.  Subject to the
            --------------------------------------------
provisions of this Section 14.5, Warner shall be responsible for any threatened or actual claims for Third Party patent infringement or other Third Party intellectual property right arising out of (i) the manufacture of any Collaboration Product for which Warner is responsible, or (ii) the manufacture by GenVec of any Collaboration Product in accordance with processes approved by the Executive Committee or in accordance with the applicable specifications (except to the extent such claims are caused by GenVec's negligence or willful misconduct), or (iii) the use, sale or importation of a Collaboration Product in the Territory. Upon receiving notice of any actual or threatened claims, the Parties shall promptly meet to discuss the course of action to be taken to resolve or defend any such infringement litigation. If GenVec is named as a party to such claim, suit or proceeding but Warner is not named as a party, Warner may, at its own expense and through counsel of its own choice, seek leave to intervene in such claim, suit or proceeding. GenVec agrees not to oppose such intervention. If Warner, and not GenVec, is named as a Party to such claim, suit or proceeding, Warner shall have the right to control the defense and settlement of such claim, suit or proceeding, at its own expense, using counsel of its own choice, however GenVec, at its own expense and through counsel of its own choice, may seek to intervene if the claim, suit or proceeding relates to the commercialization of the Collaboration Product in the Field, and in such event, Warner agrees not to oppose such intervention. If GenVec shall, at any time, tender its defense to Warner, then Warner shall defend GenVec in such claim, suit or proceeding, at Warner's own expense and through counsel of its own choice, and Warner shall control the defense and settlement of any such claim, suit or proceeding. In no event, shall Warner enter into any agreement which makes any admission regarding (i) wrongdoing on the part GenVec, or (ii) the invalidity, unenforceability or absence of infringement of any Patent Rights owned or Controlled by GenVec or any patent claiming a Joint Invention, without the prior written consent of GenVec, which consent shall not be unreasonably withheld. The Parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

      14.6  Independent Inventions.  Ownership rights to inventions that do not
            ----------------------
rely in material part on technology, data or knowledge contributed by the other Party or derived under the Collaboration and that are made by the employees of GenVec (but not of Warner) or by the employees of Warner (but not of GenVec), as the case may be, whether or not made during the Term of this Agreement, shall reside solely in GenVec or Warner, respectively, as the case may be. Neither Party will claim or assert ownership rights, licenses or royalties or other compensation with respect to such patents and other intellectual property owned by the other Party. The applicable Party shall have the right, at its option and expense, to prepare in its own name, file and prosecute any patent applications and to maintain any patents issued with respect to such inventions. In connection therewith, the other Party agrees to cooperate with the filing Party at the filing Party's expense in the preparation and prosecution of all such patent applications covering such independent inventions to the extent that such Party's cooperation is reasonably necessary therefor. This obligation shall survive the expiration or termination of this Agreement.


15.   OTHER ACTIVITIES

      15.1  Product Configurations.  Except as specifically provided in this
            ----------------------
Agreement or otherwise agreed in writing, neither Warner nor its Affiliates or Sublicensees shall commercialize any Product Configuration studied in the Research Program or the Development except as a Collaboration Product in accordance with this Agreement.

      15.2  No Competing Products.  To the extent permitted by applicable law,
            ---------------------
Warner and GenVec each agree that it shall not sell or commercialize in the Territory, on its own or through a Third Party, during the Term of the Agreement, any product that (i) has the same therapeutic mechanism of action as a Collaboration Product, and (ii) such Party knew or reasonably should have known would compete with or be a substitute for such Collaboration Product, unless the Executive Committee, which will operate in good faith, determines that such product has significant medical or commercial advantages over such Collaboration Product. GenVec agrees not to authorize and to use reasonable efforts not to encourage or induce any Third Party to use, sell or commercialize any Gene Therapy product which would reasonably be expected to have an adverse material impact on a Collaboration Product for use for an indication to which Warner retains rights under this Agreement, or to conduct such activities itself.

      15.3  Independent R&D.  It is understood and agreed that GenVec and Warner
            ---------------
may each conduct research and development work on potential products and technologies for use within the Field outside the Research Program and the Development.


16.   REPRESENTATIONS AND WARRANTIES

      16.1  Legal Authority.  Each Party represents and warrants to the other
            ---------------
that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

      16.2  No Conflicts.  Each Party represents and warrants that as of the
            ------------
date of this Agreement it is not a Party to any agreement or arrangement with any Third Party or under any obligation or restriction, including pursuant to its Certificate of Incorporation or Bylaws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement, and shall not enter into any such agreement during the term of this Agreement. GenVec further represents and warrants to Warner that it has delivered to Warner a copy of the Scios Agreement and no oral agreements or other arrangements exist between Scios and GenVec which supersede any of the terms of any such written agreement, and that as of the Effective Date such Scios Agreement is in full force and effect and neither party to such agreement is in default thereunder.

      16.3  Others Bound.  Each Party covenants that any contract it enters into
            ------------
with a Third Party performing services under this Agreement on behalf of such Party will bind such Third Party to all of the relevant terms and conditions of this Agreement, unless otherwise agreed by the parties.

      16.4  Disclaimer.  Except as otherwise expressly stated herein, Warner
            ----------
hereby disclaims any warranty expressed or implied as to any Collaboration Product sold or placed in commerce by or on behalf of GenVec. Except as otherwise expressly stated herein, GenVec hereby disclaims any warranty expressed or implied as to any Collaboration Product sold or placed in commerce by or on behalf of Warner.

      16.5  Disclaimer of Warranties.  GenVec and Warner each specifically
            ------------------------
disclaim that the Research Program or the Development will be successful, in whole or part or that any clinical or other studies undertaken by it will be successful. GENVEC AND WARNER EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE CONFIDENTIAL INFORMATION, BACKGROUND TECHNOLOGY, WARNER PATENTS OR KNOW-HOW, OR GENVEC PATENTS OR KNOW-HOW, COLLABORATION TECHNOLOGY OR PRODUCT CONFIGURATIONS, DEVELOPMENT CANDIDATES, OR COLLABORATION PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY BACKGROUND TECHNOLOGY OR COLLABORATION TECHNOLOGY, PATENTED OR UNPATENTED, OR NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.


17.   CONFIDENTIALITY

      17.1  Confidential Information.  Except as expressly provided herein, the
            ------------------------
Parties agree that, for the term of this Agreement and for * thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement or the Stock Purchase Agreement any Confidential Information of the other Party, or any other data, samples, technical and economic information (including the economic terms hereof), commercialization, clinical and research strategies and know-how and other information provided by the other Party (the "Disclosing Party") during the Term of this Agreement or during the negotiation of this Agreement, or the Stock Purchase Agreement, or in connection with the transactions contemplated thereby, or any Collaboration

Technology and all other data, results and information developed pursuant to the Collaboration and solely owned by the Disclosing Party (collectively the "Confidential Information") furnished to it by the disclosing Party hereto pursuant to this Agreement, the Stock Purchase Agreement, or the transactions contemplated thereby, except that "Confidential Information" shall not include:

            (a) information that is or becomes part of the public domain through no fault of the non-Disclosing Party or its Affiliates; and

            (b) information that is obtained after the date hereof by the non-Disclosing Party or one of its Affiliates from any Third Party which is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information;

            (c) information that is known to the non-Disclosing Party or one or more of its Affiliates prior to disclosure by the Disclosing Party, as evidenced by the non-Disclosing Party's written records; and

            (d) information that is necessary to be disclosed to any governmental authorities or pursuant to any regulatory filings, but only to the limited extent of such legally required disclosure; or

            (e) information which has been independently developed by the non-Disclosing Party without the aid or use of any Confidential Information.

      17.2  Permitted Disclosures.  Confidential Information may be disclosed to
            ---------------------
employees, agents, consultants, sublicensees or suppliers of the non-Disclosing Party or its Affiliates, but only to the extent reasonably required to accomplish the purposes of this Agreement and only if the non-Disclosing Party obtains prior agreement from its employees, agents, consultants, sublicensees or suppliers to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants, sublicensees or suppliers do not disclose or make any unauthorized use of the Confidential Information. Notwithstanding any other provision of this Agreement, each Party may disclose the terms of this Agreement and the Stock Purchase Agreement to prospective lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party either (i) upon the written consent of the other Party or (ii) if the disclosing Party obtains a signed confidentiality agreement with such entity or financial institution with respect to such information, upon terms substantially similar to those contained in this
Article 17.

      17.3  Publicity.  All publicity, press releases and other announcements
            ---------
relating to this Agreement or the transaction contemplated hereby shall be reviewed in advance by, and shall be subject to the approval of, both Parties; provided, however, that either Party may (i) publicize the existence and general subject matter of this Agreement without the other Party's approval, and (ii) disclose the terms of this Agreement only to the extent required to comply with applicable securities laws and in the case of (ii), the non-disclosing Party shall have the right to review and comment on such disclosure prior to its submission, where practicable. Once a particular disclosure has been approved for disclosure, either Party may make disclosures which do not differ materially therefrom without any need for further consents. Notwithstanding the foregoing provisions of this Section 17.3, the parties agree that all publicity, press releases and other announcements relating to the occurrence of a Tranche Event (as that term is defined in the Stock Purchase Agreement) shall be governed by Section 13 (e) of the Stock Purchase Agreement.

      17.4  Publication.  The Parties shall cooperate in appropriate publication
            -----------
of the results of research and development work performed pursuant to this Agreement, but subject to the predominating interest to obtain patent protection for any patentable subject matter. To this end, it is agreed that prior to any public disclosure of such results, the Party proposing disclosure shall send the other Party a copy of the information to be disclosed, and shall allow the other Party * from the date of receipt in which to determine whether the information to be disclosed contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Confidential Information of the reviewing Party which such Party desires to maintain as a trade secret. If notification is not received during the * day period, the Party proposing disclosure shall be free to proceed with the disclosure. If due to a valid business reason or a reasonable belief by the non-disclosing Party that the disclosure contains subject matter for which a patentable invention should be sought, then prior to the expiration of the * day period, the non-disclosing Party shall so notify the disclosing Party, who shall then delay public disclosure of the information for an additional period of up to * permit the preparation and filing of a patent application on the subject matter to be disclosed or other action to be taken. The Party proposing disclosure shall thereafter be free to publish or disclose the information. The determination of authorship for any paper shall be in accordance with accepted scientific practice. If GenVec enters into an agreement with an Asian Partner it shall use reasonable efforts to include in such agreement provisions relating to publication at least as restrictive as those in this Section 17.4.

18.   INDEMNIFICATION

      18.1  Warner.  Warner agrees to indemnify and hold harmless GenVec and its
            ------
Affiliates and Sublicensees and their respective employees, agents, officers, directors and permitted assigns (each a "GenVec Indemnitee") from and against any claims by a Third Party resulting in any liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses incurred (including, without limitation, reasonable attorneys' fees and other expenses of litigation) (any of the foregoing, a "Claim") arising out of or resulting from (i) negligence or willful misconduct by Warner, (ii) a breach of any of the representations or warranties of Warner hereunder, or (iii) the research and development or manufacture, use, promotion, marketing, sale or other distribution of any Product Configuration, Development Candidate and/or Collaboration Product by Warner or its Affiliates or Sublicensees, except, in each case, to the extent that such Claim arises out of or results from the negligence or misconduct of a GenVec Indemnitee.

      18.2  GenVec.  GenVec agrees to indemnify and hold harmless Warner and its
            ------
Affiliates and Sublicensees and their respective employees, agents, officers, directors and permitted assigns (each a "Warner Indemnitee") from and against any claims by a Third Party resulting in any liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses incurred (including, without limitation, reasonable attorneys' fees and other expenses of litigation) (any of the foregoing, a "Claim") arising out of or resulting from (i) the negligence or willful misconduct of GenVec,
(ii) a breach of any of the representations or warranties by GenVec hereunder, or (iii) the research and development or manufacture by GenVec of any Product Configuration, Development Candidate and/or Collaboration Product by GenVec or its Affiliates, except, in each case, to the extent that such Claim arises out of or results from the negligence or misconduct of a Warner Indemnitee.

      18.3  Procedure.  A Party or person (the "Indemnitee") that intends to
            ---------
claim indemnification under this Article 18 shall promptly notify the other Party (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates, Sublicensees or their directors, officers, employees, agents or counsel intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel chosen by Indemnitor, with consent of Indemnitee, which consent shall not be unreasonably withheld. The Indemnitee shall not enter into negotiations or enter into any agreement with respect to the settlement of any Claim without the prior written approval of the Indemnitor, and the indemnity agreement in this Article 18 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is made without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 18. At the Indemnitor's request, the Indemnitee under this Article 18, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification and provide full information with respect thereto.

      18.4  Insurance.  During the term of this Agreement, GenVec agrees to
            ---------
maintain a comprehensive general liability insurance policy providing coverage in amounts of not less than two million dollars ($2,000,000) per incident and two million dollars ($2,000,000) annual aggregate, and to include Warner as an additional insured on such insurance policy.


19.   TERM AND TERMINATION

      19.1  Term.  This Agreement shall be effective as of the Effective Date
            ----
and, unless otherwise terminated earlier pursuant to the other provisions of this Article 19, shall continue in full force and effect on a Collaboration Product-by-Collaboration Product and country-by-country basis until the date that neither Party nor its Affiliates and Sublicensees has any remaining royalty obligations to the other Party in such country; provided, the provisions of
Section 15.2 shall terminate upon the date that Warner and its Affiliates and Sublicensees have no further royalties obligations in any country under this Agreement. Following the expiration of royalty obligations in any country within the Territory with respect to a particular Collaboration Product or other product subject to a license granted herein, the Party which has received a royalty-bearing license therefor shall have a non-exclusive, non-transferable, fully paid license under the other Party's interest (i) in the non-patented Background Technology, and (ii) the Know-How within the Collaboration Technology, solely to commercialize such Collaboration Product in the Field or such other product in such country, as the case may be.

      19.2  Termination for Cause.  Either Party may terminate this Agreement in
            ---------------------
the event the other Party has materially breached or defaulted in the performance of any of its obligations hereunder, or under the Stock Purchase Agreement and such default has continued for sixty (60) days after written notice thereof was provided to the breaching Party by the nonbreaching Party, or if a cure of such default cannot reasonably be effected within such sixty (60) day period, the defaulting Party has failed to deliver within such period a plan for curing such breach or default which is reasonably sufficient to effect a cure. Any termination shall become effective at the end of such sixty (60) day period unless the breaching Party has cured any such breach or default prior to the expiration of the sixty (60) day period, or has delivered to the other Party a plan for curing such breach is reasonably acceptable to the other Party. Notwithstanding the above, in the case of a failure to pay any amount due hereunder the period for cure of any such default following notice thereof shall be ten (10) days and, unless payment is made within such period, the termination shall become effective at the end of such period.

      19.3  Effect of Bankruptcy.  If, during the Term of the Research Program,
            --------------------
either Party files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, admits in writing that it is insolvent or fails to discharge within sixty (60) days after an involuntary petition in bankruptcy filed against it, then the Term of the Research Program and this Agreement may be immediately terminated by the other Party, with notice.

      19.4  Termination Relating to Competing Products.  GenVec may, at its sole
            ------------------------------------------
discretion, terminate this Agreement with ninety (90) days notice at any time if Warner or its Affiliates or Sublicensees commercialize or directly or indirectly commence Phase III clinical trials with any product for use in the Field in the Territory or a Co-Promotion Country which (i) has the same therapeutic mechanism of action as a Collaboration Product, and (ii) such entity knew or reasonably should have known would compete with or be a substitute for a Collaboration Product.

      19.5  Termination of Research Program.  If Warner terminates the Research
            -------------------------------
Program pursuant to Section 2.4.2 and no IND has been filed with respect to any Product Configuration prior to the date of Warner's notice of its intent to terminate the Research Program, the Agreement shall terminate concurrently with the termination of the Research Program.

      19.6  Effect of Termination.
            ---------------------

            19.6.1  Accrued Rights and Obligations.  Termination of this
                    ------------------------------
Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

            19.6.2  Return of Confidential Information.  Upon any termination
                    ----------------------------------
of this Agreement, Warner and GenVec shall promptly return to the other Party all Confidential Information received from the other Party (except one copy of which may be retained by legal counsel solely for purposes of monitoring compliance with the provisions of Article 17 and archival purposes).

            19.6.3  Stock on Hand.  In the event this Agreement is terminated
                    -------------
for any reason, Warner and its Affiliates and Sublicensees shall have the right in the Territory to sell the stock of any Collaboration Products then on hand, subject to Articles 6 and 7 and the other applicable terms of this Agreement.

            19.6.4  Licenses.
                    --------

                    (a) In the event of a termination of the Research Program by Warner pursuant to Section 2.4.2, the licenses granted Warner shall remain in effect, subject to the terms and conditions herein, with respect to all Collaboration Products for which an IND has been filed by Warner prior to the effective date of such termination, and Warner will grant GenVec an exclusive (even as to Warner), worldwide, fully-paid, perpetual license (with the right to sublicense) under Warner's interest in any Collaboration Technology jointly owned by Warner and GenVec necessary or useful to make, have made, use, import, offer for sale, and sell Collaboration Products, subject to Article 15, for indications other than those which Warner retains rights hereunder, and products other than Collaboration Products.

                    (b) Subject to Section 19.6.4(e) below, in the event of any termination of this Agreement pursuant to Section 19.2 or 19.4, the licenses granted in Article 5 shall terminate concurrently.

                    (c) In the event of any termination by Warner pursuant to
Section 19.3, the licenses granted to GenVec in Sections 2.4.2(d), 5.2 and 5.5 shall terminate concurrently.

                    (d) In the event of any termination of this Agreement pursuant to Section 19.5 or in the event of any termination of this Agreement by GenVec pursuant to Section 19.3, the licenses granted to Warner shall terminate concurrently.

                    (e) If more than one Collaboration Product is being commercially developed or exploited by Warner or its Affiliates and Sublicensees hereunder, and GenVec terminates this Agreement pursuant to Section 19.2 due to a breach relating only to a single Collaboration Product, or pursuant to Section
19.4 due to a particular competing product, then GenVec shall be entitled to terminate this Agreement only with respect to the applicable Collaboration Product.

                    (f) Except as expressly provided in this Section 19.6.4, in the event of any termination of this Agreement the licenses granted pursuant to Sections 2.4.2(d), 2.5.4(a), 4.8.3(a) and 8.2.5(a) shall remain in effect.

                    (g) In the event that GenVec breaches this Agreement by commercializing, directly or indirectly, a product within the scope of Section 15.2, then GenVec's right to use the Data Package under Section 12.4 shall terminate only with respect to such product, on a product-by-product basis. It is understood and agreed that nothing contained in this Section shall prevent GenVec from continued use of the Data Package for or with respect to products not subject to the foregoing sentence of this Section 19.6.4(g).

      19.7  Survival.  Sections 2.2.1, 2.3.1, 2.3.3, 2.5.4(b) and (c), 4.8.3(b)
            --------
and (c), 4.8.4, 5.7 -5.9, 6.7, 7.5, 8.2.5(b) and (c), 10.3, 12.1 - 12.4, 14.1,
14.3, 14.4.3, 14.6, 15.1, 19.6 and 19.7, and Article 7 (until all royalty and reporting obligations relating to the period prior to the date of expiration or termination have been satisfied) and Articles 17, 18, 20 and 21 shall survive the expiration or termination of this Agreement for any reason.


20.   DISPUTE RESOLUTION

      20.1  Mediation.  If a dispute arises out of or relates to this Agreement,
            ---------
or the breach thereof, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure.

      20.2  Venue.  The exclusive venue of any dispute arising out of or in
            -----
connection with the performance of or any breach of this Agreement, shall be the state courts or U.S. district court located in or for GenVec's principal place of business, and the Parties hereby irrevocably consent to the personal jurisdiction of such courts.


21.   MISCELLANEOUS

      21.1  Governing Law.  This Agreement and any dispute arising from the
            -------------
performance or any breach hereof shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to conflicts of laws principles.

      21.2  Waiver.  No failure on the part of GenVec or Warner to exercise and
            ------
no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

      21.3  Assignment. This Agreement shall not be assignable by either Party
            ----------
to any third Party hereto without the written consent of the other Party hereto; except either Party may assign this Agreement, without such consent, to (i) an Affiliate of such Party; or (ii) an entity that acquires all or substantially all of the business or assets of such Party (or with respect to Warner, all of Warner's pharmaceutical research and development business or assets) to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise. The terms and conditions of this

Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.

      21.4  Notices.  All notices, requests and other communications hereunder
            -------
shall be in writing and shall be personally delivered or sent by nationally recognized overnight express delivery service, registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto:

     WARNER:   Warner-Lambert Company
               2800 Plymouth Road
               Ann Arbor, Michigan 48105
               Attn:   Vice President & Chairman
                       Parke-Davis Pharmaceutical Research

               with a copy to:
               Warner-Lambert Company
               201 Tabor Road
               Morris Plains, New Jersey 07950
               Attn:     Vice President, General Counsel

     GENVEC:   GenVec, Inc.
               12111 Parklawn Drive
               Rockville, Maryland 20852
               Attn:  President
               with a copy to:  Vice President, Corporate Development


      21.5  Performance Warranty.  Each Party hereby warrants and guarantees the
            --------------------
performance of any and all rights and obligations of this Agreement by its Affiliate(s) and Sublicensees.

      21.6  Force Majeure.  Neither Party shall be liable to the other for
            -------------
failure
or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, hostilities between nations, governmental law, order or regulation, embargo, action by the government or any agency thereof, act of God, storm, fire, accident, labor dispute or strike, sabotage, explosion or other similar or different contingencies, in each case, beyond the reasonable control of the respective Party. The Party affected by Force Majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use its best endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than six
(6) months, the Parties hereto shall consult with respect to an equitable solution, including the possible termination of this Agreement.

      21.7  Independent Contractors.  It is understood that both Parties hereto
            -----------------------
are independent contractors and are engaged in the operation of their own respective businesses, and neither Party hereto is to be considered the agent or partner of the other Party for any purpose whatsoever. Neither Party has any authority to enter into any contracts or assume any obligations for the other Party or make any warranties or representations on behalf of the other Party. GenVec acknowledges that neither it nor any of its employees are employees of Warner or members of any of its benefit plans and that neither it nor any of its employees are eligible to participate in any such benefit plans even if it is later determined that its or any of its employees' status during the period of this Agreement was that of an employee of Warner. In addition, GenVec waives any claim that it may have under the terms of any such benefit plans or under any law for participation in or benefits under any of Warner's benefit plans.

      21.8  Advice of Counsel.  GenVec and Warner have each consulted counsel of
            -----------------
their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

      21.9  Severability. In the event that any provisions of this Agreement are
            ------------
determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The Parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the Parties in entering this Agreement; provided, if the Parties are unable to agree on such a substitute clause and the deletion of the provision held invalid or unenforceable would produce material adverse financial consequences for one Party, such Party shall have the right to terminate the Agreement with one hundred eighty (180) days notice.

      21.10 Patent Marking.  Each Party agrees to mark and have its Affiliates
            --------------
and Sublicensees mark all Collaboration Products they sell or distribute pursuant to this Agreement in accordance with the applicable statute or regulations in the country or countries of manufacture and sale thereof.

      21.11 Further Assurances.  At any time or from time to time on and after
            ------------------
the date of this Agreement, either Party shall at the request of the other Party
(i) deliver to the requesting Party such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of assignment, transfer or license, and (iii) take or cause to be taken all such actions, as the requesting Party may reasonably deem necessary or desirable in order for the requesting Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

      21.12 Compliance with Laws.  Each party shall furnish to the other Party
            --------------------
any information requested or required by that Party during the term of this Agreement or any extensions hereof to enable that Party to comply with the requirements of any U.S. or foreign federal, state and/or government agency. Each Party shall comply with all applicable U.S., foreign, state, regional and local laws, rules and regulations relating to its activities to be performed pursuant to this Agreement, including without limitation, the United States Foreign Corrupt Practices Act, United States export regulations and such other United States and foreign laws and regulations as may be applicable, and to obtaining all necessary approvals, consents and permits required by the applicable agencies of the government of the United States and foreign jurisdictions.

      21.13 No Implied Licenses or Warranties.  No right or license under any
            ---------------------------------
patent application, issued patent, know-how or other proprietary information is granted or shall be granted by implication. All such rights or licenses are or shall be granted only as expressly provided in the terms of this Agreement.

      21.14 Entire Agreement.  This Agreement together with the attached
            ----------------
Exhibits, and the Stock Purchase Agreement entered by the Parties of even date herewith, constitute the entire agreement, both written or oral, with respect to the subject matter hereof, and supersede all prior or contemporaneous understandings or agreements, whether written or oral, between Warner and GenVec with respect to such subject matter.

      21.15 Headings.  The captions to the several Sections and Articles hereof
            --------
are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

      21.16 Counterparts.  This Agreement may be executed in two counterparts,
            ------------
each of which shall be deemed an original and which together shall constitute one instrument.


     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the Effective Date.

WARNER-LAMBERT COMPANY                     GENVEC, INC.


By:                                        By:
   -----------------------------------       -----------------------------------
Name:                                      Name:
     ---------------------------------          --------------------------------
Title:                                     Title:
      --------------------------------           -------------------------------

Exhibits:
A:   Excluded Countries (1.48)
B:   Co-Promotion Guidelines (9)

                                   EXHIBIT A

                     COUNTRIES EXCLUDED FROM THE TERRITORY


*

                                   EXHIBIT B

                            CO-PROMOTION PRINCIPLES

     1.   Required Sales Effort.  Each Party shall supply the total promotional
          ---------------------
and marketing effort (including details, if determined to be an appropriate sales activity) for each Collaboration Product being co-promoted by the Parties in each Co-Promotion Country, as determined by a marketing committee to be established by the Parties (the "Marketing Committee"). The Parties shall be equally represented on the Marketing Committee. It is understood and agreed that the sales effort required from the Parties may differ with respect to the size of the sales force, number of details and other factors, based on the target market for which such Party has marketing responsibilities as determined by the Marketing Committee. The Marketing Committee will determine appropriate written standards for measuring and accounting procedures to confirm and document each Party's performance of its required sales effort, prior to the commencement of the term of co-promotion for any Collaboration Product, and may modify the required sales effort required by each Party as it deems appropriate; provided that GenVec's percentage of the total required sales effort established by the Marketing Committee shall * If GenVec has failed or is unable to supply
* of the required sales effort established by the Marketing Committee then GenVec's right to co-promote the applicable Collaboration Product hereunder shall terminate in the applicable Co-Promotion Country and such Co-Promotion Country shall become part of the Territory. If in any year a Party's actual sales effort falls below its assigned percentage of the total required sales effort, unless otherwise agreed, such Party's share of profit shall be reduced for that and all future years, to the percentage of required sales effort actually provided by such Party in such year, subject to application of this provision in future years if a Party fails to meet its required sales effort.

     2.   Marketing Plan and Budget.  The co-promotion of each Collaboration
          -------------------------
Product will be governed by a marketing plan and budget (the "Marketing Plan and Budget"). The Executive Committee will be responsible for approving the Marketing Plan and Budget developed by the Marketing Committee. The Marketing Plan and Budget will describe fully, to the extent practicable, the proposed plan for commercialization of the Collaboration Product in each Co-Promotion Country, including overall marketing strategy, anticipated marketing, sales and promotion efforts by each Party, market and sales forecasts, pricing analysis and estimated launch date, as well as advertising and other promotional materials to be used in the co-promotion. The Marketing Plan and Budget will be prepared taking into consideration factors such as market conditions, regulatory factors and competition, and the budget will include all projected co-promotion expenses for the Collaboration Product.

     3.   Promotional and Advertising Materials.  The Parties shall disseminate
          -------------------------------------
in the Co-Promotion Countries only those promotional and advertising materials which have been provided or approved for use by the Marketing Committee. All such materials shall be consistent with the relevant Marketing Plan and Budget approved by the Executive Committee and neither Party shall make any claims or representations in respect of the Collaboration Products that have not been approved by the Marketing Committee.

     4.   Pricing.  The Marketing Plan will include the general operating
          -------
guidelines and strategies for the pricing and discounting of Collaboration Products co-promoted in the Co-Promotion Countries.

     5.   Orders; Sales.  All customer orders for Collaboration Products shall
          -------------
be received and executed by Warner. All sales of Collaboration Products will be billed and booked by Warner.

     6.   Reimbursement of Development Costs.  In the event that GenVec
          ----------------------------------
exercises the Co-Promotion Option for a particular Collaboration Product for a particular indication, then at the time of execution by the Parties of a co-promotion agreement for such Collaboration Product, GenVec will reimburse Warner for a percentage of the Development Costs with respect to the relevant Development Candidate (and corresponding Collaboration Product) incurred from the commencement of Phase III or Pivotal clinical trials for Regulatory Approval in the Co-Promotion Countries until the date of such co-promotion agreement, which percentage shall be equivalent to the percentage of total required sales effort which GenVec is obligated to provide in the first 12 months following commercial launch of the applicable Collaboration Product. Thereafter, GenVec shall be obligated to pay for all future Development Costs incurred with respect to the relevant Collaboration Product to the extent of such percentage of initial required sales effort. In the event that GenVec is unable to pay any of its obligations with respect to the Development Costs in cash and continue to reasonably operate its business in a prudent manner, Warner agrees to consider alternative forms of payment (e.g., GenVec capital stock, loans or cash advances). In no event will Warner be required to accept any alternative form of payment and in no event will Warner agree to accept GenVec capital stock if, in its sole judgment, the value of such stock is likely to decrease over time.

     7.   Determination of Co-Promotion Payments.  In those countries in which
          --------------------------------------
the Parties are co-promoting a Collaboration Product, net sales of the Collaboration Products in such Co-Promotion Countries shall be allocated first to reimburse each Party for its co-promotion expenses relating to such Collaboration Product and then to pay each Party its share of profit. A Party's percentage share of profit in any year shall equal the percentage of total required sales effort it is obligated to provide under paragraph 1. In the event of a negative total profit in any year for a particular Collaboration Product in a particular Co-Promotion Country, net sales shall be distributed to the Parties to reimburse their co-promotion expenses such that the proportion of such Party's unreimbursed co-promotion expenses to the total of all unreimbursed co-promotion expenses is equal to such Party's percentage of total required sales effort for a particular Collaboration Product in a particular Co-Promotion Country. For purposes of this Agreement, the term "co-promotion expenses" shall mean the following expenses incurred by a Party or for its account, to the extent allocable to the preparation for the commercial launch of a Collaboration Product in a Co-Promotion Country, or the marketing, promotion and sales of a Collaboration Product in such Co-Promotion Country:

          (i) the cost of goods as determined by applying Generally Accepted Accounting Principles as consistently applied by Warner with respect to all of its pharmaceutical products; and

          (ii) post-Regulatory Approval medical and clinical trial costs, costs of monitoring adverse drug reactions, costs of quality control complaints and costs associated with maintenance of the Regulatory Approvals; and

          (iii) costs of distribution and shipping of the Collaboration Product to distributors and customers for the Collaboration Product; and

          (iv) direct costs, specifically allocable to the Collaboration Product, incurred for the sales (including cost of sales forces, speciality sales force, call reporting and other monitoring/tracking costs, and regional sales management and marketing management), advertising, promotion and marketing of the Collaboration Product through any means (including advertisements, promotional literature, market research, symposia, exhibits and direct mail); and

          (v) costs of product liability insurance required to be purchased by the Marketing Committee and costs associated with the defense and settlement of product liability claims; and

          (vi) costs associated with the registration of the trademark used in connection with such Collaboration Product or any trademark infringement litigation; and

          (vii) any consideration payable to Third Parties for licenses required for the manufacture, importing, sale, marketing or use of the Collaboration Product in the applicable Co-Promotion Country; and

          (viii) expenses associated with recalls; and

           (ix)  any other expenses on which the Parties may mutually agree.

Co-Promotion expenses shall *

     8.   Termination of Co-Promotion.  Either Party shall have the right upon
          ---------------------------
90 days prior written notice to terminate its participation in the co-promotion of a Collaboration Product in any Co-Promotion Country, in which case with respect to such Collaboration Product where GenVec is the terminating Party, such Co-Promotion Country shall be deemed to be a country in the Territory. Once a Party terminates its participation in the co-promotion of a Collaboration Product, it shall grant to the non-terminating Party such licenses under Collaboration Technology and Background Technology as shall be necessary for the non-terminating Party to commercialize such Collaboration Product in such country the Territory. Any licenses granted to Warner shall be on the terms and conditions set forth in the Agreement, and any licenses granted to GenVec shall be exclusive (even as to Warner), royalty-free and fully paid, and shall include the right to grant sublicenses.

     9.   Termination Upon Change of Control.  In the event the Parties enter a
          ----------------------------------
Co-Promotion Agreement, and subsequently (i) fifty (50%) or more of GenVec's outstanding shares of stock entitled to vote for the election of directors are acquired by a Major Pharmaceutical Company (by purchase or merger or if control of GenVec is otherwise acquired by a Major Pharmaceutical Company); or (ii) this Agreement is assigned to a Major Pharmaceutical Company upon a sale of substantially all of the assets of GenVec; then in any such case Warner may terminate GenVec's right to co-promote Collaboration Products in the Co-Promotion Countries pursuant to this Agreement upon written notice to GenVec (and such Co-Promotion Countries shall no longer be deemed Co-Promotion Countries, and shall thereafter be within the Territory) provided that such notice is given within thirty (30) days after the earlier of (x) the date GenVec gives Warner written notice of an event described in (i) or (ii) or (y) the date GenVec enters into an agreement obligating GenVec to complete a transaction described in (i) or (ii). "Major Pharmaceutical Company" shall be any of the top thirty-five (35) pharmaceutical companies, ranked in order of worldwide pharmaceutical sales, as published by Scrip in its most recent ranking prior to the date of the

     10.  Trademarks.  The Marketing Committee shall approve all trade dress,
          ----------
logos, slogans, designs and copyrights used on and in connection with any Collaboration Product in the Co-Promotion Countries. Warner and GenVec shall be joint owners of the trade dress, logos, slogans, designs and copyrights specifically developed for and used on and in connection with any Collaboration Product in the Co-Promotion Countries (the "Collaboration Product Logos and Copy"). Warner and GenVec shall each retain sole and exclusive ownership of their own respective and independently developed and pre-existing trademarks, names, trade dress, logos, slogans, designs and copyrights regardless of whether such trademarks, names, trade dress, logos, slogans, designs or copyrights are used on or in connection with any Collaboration Product.